PURCHASE AND SECURITY AGREEMENT


                                      among


                        Brown Jordan International, Inc.,

                         WLFI Holdings, Inc., as Parent,

                          The Guarantors named herein,


                          The Purchasers named herein,


                                       and


                    The Bank of New York, as Collateral Agent


                           Dated as of March 31, 2004


                                  Relating to:


                   $135,000,000 Aggregate Principal Amount of

                      Senior Secured Notes due May 1, 2007




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                                TABLE OF CONTENTS


                                                                        Page

RECITALS                                                                  1

                                   SECTION 1.

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.    Definitions........................................................................................2
1.02.    Computation of Time Periods.......................................................................30
1.03.    Accounting Terms..................................................................................30
1.04.    UCC Terms.........................................................................................30

                                                    SECTION 2.

                                  AUTHORIZATION, ISSUANCE and sale OF SECURITIES

2.01.    Authorization of Issue............................................................................30
2.02.    Sale..............................................................................................30
2.03.    Closing...........................................................................................31

                                                    SECTION 3.

                                               CONDITIONS TO CLOSING

3.01.    Representations and Warranties....................................................................31
3.02.    Performance; No Default Under Other Agreements....................................................31
3.03.    Compliance Certificates...........................................................................32
3.04.    Opinions of Counsel...............................................................................32
3.05.    Changes in Corporate Structure....................................................................32
3.06.    No Adverse Events.................................................................................32
3.07.    Financial Information; Capital Structure..........................................................32
3.08.    Proceedings and Documents.........................................................................33
3.09.    Purchase Permitted by Applicable Law, etc.........................................................33
3.10.    Transaction Documents in Force and Effect; Information............................................33
3.11.    No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc.....................34
3.12.    Consummation of the Transactions..................................................................34
3.13.    Fees..............................................................................................35
3.14.    Due Diligence.....................................................................................35
3.15.    Other Agreements and Documents....................................................................35
3.16.    Simultaneous Purchase.............................................................................35
3.17.    Personal Property Requirements....................................................................35
3.18.    [Reserved]........................................................................................36
3.19.    Intercreditor Agreement...........................................................................36
3.20.    Ratings...........................................................................................36

                                                    SECTION 4.

                                   REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

4.01.    Due Incorporation; Power and Authority............................................................36
4.02.    Capitalization....................................................................................36
4.03.    Subsidiaries......................................................................................37
4.04.    Due Authorization, Execution and Delivery.........................................................37
4.05.    Non-Contravention; Authorizations and Approvals...................................................38
4.06.    Financial Statements..............................................................................38
4.07.    Absence of Undisclosed Liabilities or Events......................................................39
4.08.    No Actions or Proceedings.........................................................................40
4.09.    Title to Properties...............................................................................40
4.10.    Intellectual Property Rights......................................................................41
4.11.    Taxes.............................................................................................41
4.12.    Employee Benefit Plans............................................................................42
4.13.    Private Offering; No Integration or General Solicitation..........................................43
4.14.    Eligibility for Resale Under Rule 144A and Regulation S...........................................43
4.15.    Status Under Certain Statutes.....................................................................43
4.16.    Insurance.........................................................................................44
4.17.    Use of Proceeds; Margin Regulations...............................................................44
4.18.    Existing Indebtedness; Future Liens...............................................................44
4.19.    Compliance with Laws; Permits; Environmental Matters..............................................45
4.20.    Solvency..........................................................................................46
4.21.    Affiliate Transactions............................................................................46
4.22.    Material Contracts................................................................................47
4.23.    No Changes to Applicable Law......................................................................47
4.24.    Indebtedness......................................................................................47
4.25.    Fees..............................................................................................47
4.26.    Brokerage Fees....................................................................................47
4.27.    Documents and Procedures..........................................................................47
4.28.    Absence of Labor Dispute..........................................................................47
4.29.    Full Disclosure...................................................................................47
4.30.    Consummation of First Lien Credit Facility........................................................48
4.31.    Security Documents................................................................................48

                                                    SECTION 5.

                                         REPRESENTATIONS OF THE PURCHASERS

5.01.    Purchase for Investment...........................................................................49

                                                    SECTION 6.

                                                     COVENANTS

6.01.    Payment of Notes..................................................................................52
6.02.    Reports...........................................................................................52
6.03.    Compliance Certificate............................................................................53
6.04.    Information Regarding Collateral..................................................................54
6.05.    Maintenance of Properties.........................................................................54
6.06.    Taxes.............................................................................................55
6.07.    Stay, Extension and Usury Laws....................................................................55
6.08.    Restricted Payments...............................................................................55
6.09.    Dividend and Other Payment Restrictions Affecting Subsidiaries....................................57
6.10.    Incurrence of Indebtedness and Issuance of Preferred Stock........................................59
6.11.    Asset Sales.......................................................................................62
6.12.    Transactions with Affiliates......................................................................64
6.13.    Liens.............................................................................................65
6.14.    Corporate Existence...............................................................................65
6.15.    Offer To Repurchase upon Change of Control........................................................65
6.16.    Payments for Consent..............................................................................66
6.17.    Sale and Leaseback Transactions...................................................................66
6.18.    Books, Records....................................................................................67
6.19.    Compliance with Law...............................................................................67
6.20.    Additional Collateral; Additional Guarantors......................................................67
6.21.    Security Interests; Further Assurances............................................................69
6.22.    Amendments or Waivers of Certain Documents........................................................69
6.23.    Certain Post-Closing Matters......................................................................70

                                                    SECTION 7.

                                                    SUCCESSORS

7.01.    Merger, Consolidation, or Sale of Assets..........................................................72
7.02.    Successor Corporation Substituted.................................................................73

                                                    SECTION 8.

                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01.    Option To Effect Legal Defeasance or Covenant Defeasance..........................................73
8.02.    Legal Defeasance and Discharge....................................................................73
8.03.    Covenant Defeasance...............................................................................74
8.04.    Conditions to Legal or Covenant Defeasance........................................................74
8.05.    Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous
         Provisions........................................................................................76
8.06.    Repayment to Company..............................................................................76
8.07.    Reinstatement.....................................................................................76

                                                    SECTION 9.

                                   PROVISIONS RELATING TO RESALES OF Securities

9.01.    No Integration....................................................................................77

                                                    SECTION 10.

                                                     THE NOTES

10.01.   Form and Execution................................................................................77
10.02.   Terms of the Notes................................................................................77
10.03.   Denominations.....................................................................................77
10.04.   Form of Legend for the Notes......................................................................78
10.05.   Payments and Computations.........................................................................78
10.06.   Registration; Registration of Transfer and Exchange...............................................79
10.07.   Transfer Restrictions.............................................................................80
10.08.   Mutilated, Destroyed, Lost and Stolen Notes.......................................................80
10.09.   Persons Deemed Owners.............................................................................81
10.10.   Cancellation......................................................................................81
10.11.   Paying Agent......................................................................................81
10.12.   Deposit of Money..................................................................................81

                                                    SECTION 11.

                                                 EVENTS OF DEFAULT

11.01.   Events of Default.................................................................................81
11.02.   Remedies..........................................................................................84
11.03.   Waiver of Past Defaults...........................................................................85

                                                    SECTION 12.

                                                    REDEMPTION

12.01.   Right of Redemption...............................................................................86
12.02.   Partial Redemptions...............................................................................86
12.03.   Notice of Redemption..............................................................................86
12.04.   Deposit of Redemption Price.......................................................................86
12.05.   Notes Payable on Redemption Date..................................................................87
12.06.   Notes Redeemed in Part............................................................................87
12.07.   Offer to Purchase.................................................................................87

                                                    SECTION 13.

                                                    GUARANTEES

13.01.   Guarantees........................................................................................89
13.02.   Execution and Delivery of Guarantees..............................................................90
13.03.   Guarantors May Consolidate, Etc. on Certain Terms.................................................90
13.04.   Releases of Guarantees............................................................................91
13.05.   Limitation on Guarantor Liability.................................................................91

                                                    SECTION 14.

                                           EXPENSES, INDEMNIFICATION AND
                                           CONTRIBUTION, AND TERMINATION

14.01.   Expenses..........................................................................................92
14.02.   Indemnification...................................................................................92
14.03.   Contribution......................................................................................94
14.04.   Survival..........................................................................................95
14.05.   Termination.......................................................................................95

                                                    SECTION 15.

                                                    [RESERVED]


                                                    SECTION 16.

                                               THE COLLATERAL AGENT

16.01.   Appointment.......................................................................................96
16.02.   Agent in Its Individual Capacity..................................................................96
16.03.   Exculpatory Provisions............................................................................96
16.04.   Reliance by Collateral Agent......................................................................98
16.05.   Delegation of Duties..............................................................................98
16.06.   Successor Collateral Agent........................................................................98
16.07.   Non-Reliance on the Collateral Agent and Other Noteholders........................................99
16.08.   Notice of Default................................................................................100
16.09.   Indemnification..................................................................................100
16.10.   Concerning the Collateral and the Security Documents.............................................100
16.11.   Exercise of Rights...............................................................................102
16.12.   No Liability for Clean-up of Hazardous Materials.................................................102

                                                    SECTION 17.

                               COLLATERAL: GENERAL TERMS; GRANT OF SECURITY INTEREST

17.01.   Security Interest in the Pledged Collateral......................................................103
17.02.   Perfection of Security Interest..................................................................103
17.03.   Disposition of Pledged Collateral................................................................105
17.04.   Preservation of Pledged Collateral...............................................................105
17.05.   Ownership of Pledged Collateral..................................................................105
17.06.   Defense of the Collateral Agent's and Noteholders' Interests.....................................106
17.07.   [Reserved].......................................................................................106
17.08.   [Reserved].......................................................................................106
17.09.   [Reserved].......................................................................................106
17.10.   [Reserved].......................................................................................106
17.11.   Insurance........................................................................................107
17.12.   Failure to Pay Insurance.........................................................................108
17.13.   Payment of Taxes.................................................................................108
17.14.   [Reserved].......................................................................................109
17.15.   Receivables......................................................................................109
17.16.   Inventory........................................................................................111
17.17.   [Reserved].......................................................................................111
17.18.   Exculpation of Liability.........................................................................111
17.19.   Financing Statements.............................................................................111
17.20.   After-Acquired Intellectual Property.............................................................111
17.21.   Intercreditor Agreement..........................................................................112

                                                    SECTION 18.

                                                   MISCELLANEOUS

18.01.   Notices..........................................................................................112
18.02.   Benefit of Agreement; Assignments and Participations.............................................113
18.03.   No Waiver; Remedies Cumulative...................................................................113
18.04.   Amendments, Waivers and Consents.................................................................114
18.05.   Counterparts.....................................................................................114
18.06.   Reproduction.....................................................................................114
18.07.   Headings.........................................................................................115
18.08.   Governing Law; Submission to Jurisdiction; Venue.................................................115
18.09.   Severability.....................................................................................116
18.10.   Entirety.........................................................................................116
18.11.   Survival of Representations and Warranties.......................................................116
18.12.   Incorporation....................................................................................116
18.13.   Statements Required in Certificate or Opinion....................................................116

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EXHIBITS

Exhibit A.........        Form of Note
Exhibit B.........        Form of Guarantee
Exhibit C.........        Form of Intercreditor Agreement
Exhibit D.........        Form of Landlord Access Agreement
Exhibit E.........        Form of Stock Pledge Agreement
Exhibit F.........        Form of Officers' Certificate
Exhibit G.........        Form of Secretary's Certificate
Exhibit H.........        Form of Financial Condition Certificate
Exhibit I.........        Form of Opinion of Akerman Senterfitt & Eidson, P.A.
Exhibit J.........        Form of Opinion of Cahill Gordon & Reindel llp
Exhibit K.........        Form of Supplemental Agreement
Exhibit L.........        Form of Collateral Questionnaire
Exhibit M.........        Patent Collateral Security Agreement
Exhibit N.........        Trademark Collateral Security Agreement

SCHEDULES

Schedule 1.01(a)              Mortgaged Property
Schedule 1.01(b)              Existing Liens
Schedule 1.01(c)              Certain Leases
Schedule 3.04                 Local Counsel
Schedule 3.17(vi)             Landlord Access Agreements and Bailee Letters
Schedule 4.02                 Capitalization
Schedule 4.03                 Subsidiaries
Schedule 4.06                 Financial Statements
Schedule 4.07(a)              Absence of Undisclosed Liabilities
Schedule 4.07(b)              Absence of Change
Schedule 4.08                 No Actions or Proceedings
Schedule 4.09(a)              Title to Properties
Schedule 4.09(b)              Real Property Interests
Schedule 4.10                 Intellectual Property Rights
Schedule 4.11                 Taxes
Schedule 4.12                 Employee Benefit Plans
Schedule 4.16                 Insurance
Schedule 4.18                 Existing Indebtedness
Schedule 4.19                 Compliance with Laws
Schedule 4.21                 Affiliate Transactions
Schedule 4.22                 Material Contracts
Schedule 4.25                 Transaction Fees
Schedule 4.26                 Brokerage Fees
Schedule 4.27                 Documents and Procedures
Schedule 4.28                 Labor Disputes
Schedule 4.31                 Filing Locations
Schedule 6.23(a)              Title Insurance Amounts
Schedule 6.23(c)              Additional Patents
Schedule 17.05                Equipment and Inventory
Schedule 17.15(c)             Chief Executive Offices
Schedule A                    Information Relating to Purchasers

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                         PURCHASE AND SECURITY AGREEMENT


     PURCHASE AND SECURITY AGREEMENT, dated as of March 31, 2004, by and among Brown Jordan International, Inc., a Florida corporation (the "Company"), WLFI Holdings, Inc., a Florida corporation (the "Parent"), each Person listed as a "Subsidiary Guarantor" on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors"), each of the purchasers listed as a purchaser on the signature pages hereto (each, a "Purchaser" and, collectively, the
"Purchasers"), and The Bank of New York, a New York banking corporation, as collateral agent (together with its successors, in such capacity, the "Collateral Agent") (this "Agreement").

                                    RECITALS


     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers, and the Purchasers, acting severally and not jointly, have agreed to purchase from the Company, an aggregate of $135.0~million aggregate principal amount of the Company's Senior Secured Notes due May 1, 2007 in the form of Exhibit A hereto (the "Notes");

     WHEREAS, the obligations of the Company under this Agreement and the Notes will be guaranteed by the Guarantors, such guarantees to be in the form of Exhibit~B hereto;

     WHEREAS, subject to the Transaction Documents (as defined below), the Company and the Guarantors will at the Closing Time (as defined below) enter into a $90.0~million Loan and Security Agreement dated the date hereof by and among the Company, the loan parties signatory thereto, GMAC Commercial Finance LLC as agent, and the lenders signatory thereto from time to time (the "First Lien Credit Facility");


     WHEREAS, the Company and the Guarantors have duly authorized the creation and issuance of the Notes and the Guarantees, as applicable, and the execution and delivery of this Agreement and the other Transaction Documents (as defined below); and

     WHEREAS, all things necessary to make this Agreement, the Notes (when issued and delivered hereunder), the Guarantees (when validly endorsed on the Notes) and each of the other Basic Documents valid and binding obligations of each applicable Issuer in accordance with their respective terms have been done;

                  NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.

                                         DEFINITIONS AND ACCOUNTING TERMS


     1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

     "Accredited Investor" means any Person that is an "accredited investor" within the meaning of Rule 501(a)~under the Securities Act.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Affiliate Transaction" is defined in Section 6.12.

     "Agreement" shall have the meaning assigned thereto in the preamble hereof, as the same may from time to time be amended or supplemented.

     "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and published interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to any Issuer or any of its Subsidiaries or any of their property or operations.

     "Asset Sale" means (a)~the sale, lease, conveyance or other disposition of any assets or rights including, without limitation, by way of a sale and leaseback, excluding sales of services and products in the ordinary course of business consistent with past practices, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by
Section 6.15 and/or Section 7.01 hereof and not by Section 6.11 hereof, and (b) the issue or sale by the Company or any of its Subsidiaries of Capital Stock of any of the Subsidiaries. Notwithstanding the foregoing, none of the following shall be deemed an Asset Sale: (A) a single transaction or a series of related transactions that (i) involves assets having a fair market value of less than $2.0~million, (ii) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.0~million, or (iii) involves a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted
Subsidiary, (B) an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (C) the transfer of obsolete equipment in the ordinary course of business and (D) a Restricted Payment that is permitted under Section 6.08.

     "Asset  Sale  Offer"  has the  meaning  assigned  to such  term in  Section
6.11(f).

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with (GAAP) of the obligation of the lessee for the net rental payments during the remaining term of the lease included in the sale and leaseback transaction (including any period for which the lease has been extended or may, at the opinion of the Lessor, be extended).

     "Bailee Letter" means an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Pledged Collateral, stating that the bailee holds such Pledged Collateral for the Collateral Agent.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

     "Basic Documents" means, collectively, this Agreement, the Notes, the Security Documents, the Guarantees and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Expenditures" for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including re-placements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (a)~in the case of a corporation,  corporate  stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a)~United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank or U.S. branch of a foreign commercial bank having capital and surplus in excess of
$200.0-$250.0~million and a Thompson Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, and (e) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

     "Change of Control" means the occurrence of any of the following: (a)~the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with this Agreement) other than to a Permitted Holder; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder or any underwriters in connection with an underwritten public offering, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), except that a person or group shall be deemed to have "beneficial ownership" of all securities that the person or group has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, directly or indirectly, of more than 35% of the Voting Capital Stock of the Company (measured by voting power rather than the number of shares); (d) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (e) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Capital Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Capital Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     "Change of Control Offer" is defined in Section 6.15(a).

     "Change of Control Payment" is defined in Section 6.15(a).

     "Change of Control Payment Date" is defined in Section 6.15(b).

     "Charge(s)" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Issuer or any of its Affiliates.

     "Closing Time" is defined in Section 2.03.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" shall mean, collectively, all of the Pledged Collateral, Securities Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

     "Collateral Questionnaire" means a certificate in the form of Exhibit L or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.

     "Collateral Account" is defined in Section 17.15(h).

     "Collateral Agent" is defined in the preamble to this Agreement.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time. "Company" shall have the meaning assigned in the preamble to this Agreement and its successors and permitted assigns.

     "Company Party" is defined in Section 4.04(c).

     "Consolidated Current Assets" at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date.

     "Consolidated Current Liabilities" at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, but excluding (a)~the current portion of any long term Indebtedness of the Company and its Restricted Subsidiaries and (b) without duplication of clause (a)~above, all Indebtedness consisting of revolving loans to the extent otherwise included therein.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period plus, to the extent deducted in calculating Consolidated Net Income for such period, (a)~an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, plus (c)
consolidated interest expense whether paid or accrued and whether or not capitalized (including, without limitation, amortization or write-off of debt issuance costs and expenses and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of pre-paid cash expenses that were paid in a prior period) other non-cash charges (including non-cash equity based compensation charges but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), plus (e) non-cash restructuring charges incurred by the Company, plus (f) cash restructuring charges to the extent actually incurred by the Company and provided that the amount of such cash restructuring charges added back to Consolidated Net Income shall not exceed the lesser of $1.0 million and the amount of annualized cost savings which the Company anticipates it will generate as a result of such cash restructuring charges, as demonstrated by an Officers' Certificate delivered by the Company to the Collateral Agent certifying in good faith and describing in reasonable detail such savings, plus (g) any expenses of the Company relating to the Transactions if not deemed interest expense, minus (h) non-recurring non-cash items increasing such Consolidated Net Income for such period, minus (i) any income tax benefit based on net losses of such Person and its Restricted Subsidiaries, to the extent such amount is not netted against amounts set forth in clause (b) above. Notwithstanding the foregoing, (j) the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of the Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by the Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Restricted Subsidiary or its stockholders and (ii) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded from Consolidated Net Income, whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a)~the Net Income (but not loss) of any Person (other than the referent Person) that is not a Restricted Subsidiary (including Unrestricted Subsidiaries) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash in the relevant period to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a)~was a member of the Board of Directors on the date of this Agreement or (b) was nominated for election to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Contract" is defined in Section 4.05.

     "Controlling Person" is defined in Section 14.02(a).

     "Covenant Defeasance" is defined in Section 8.03.

     "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Customer" shall mean and include the account debtor with respect to any Receivable.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository Accounts" is defined in Section 17.15(h).

     "Discharge of the First Lien Obligations" shall mean the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute First Lien Obligations under the First Lien Credit Agreement, (ii) payment in full in cash or Cash Equivalents acceptable to the First Lien Collateral Agent of all First Lien Obligations under the First Lien Credit Agreement and (iii) termination, cancellation or cash collateralization of all outstanding letters of credit constituting First Lien Obligations under the First Lien Credit Agreement.

     "Disclosure Schedule" means all numbered Schedules to this Agreement.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than as a result of an optional call for recapitalization by the Company), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a "change of control" or asset sale), in whole or in part, on or prior to the date that is 91 days after the stated maturity date of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.08.

     "Employee Plan" means an employee  benefit plan (other than a Multiemployer
Plan) covered by Title IV of ERISA sponsored by or with respect to which any Issuer or any of its ERISA Affiliates has or may have liability, including contingent liability.

     "Enforceability Exceptions" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).

     "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Action" means (a)~any notice, claim, demand or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action or other costs, damages to natural resources, personal injury, property damage, fines or penalties resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety, the Environment and (b) any investigation, monitoring, removal or remedial activities undertaken by or on behalf of the Company or any of its Subsidiaries, whether or not such activities are carried out voluntarily.

     "Environmental Law" means any and all applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, judgments, orders, consent orders, consent decrees and other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

     "Equipment" shall mean and include as to each Issuer all of such Issuer's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Investee" is defined in Section 4.03.

     "ERISA" is defined in Section 4.12(a).

     "ERISA Affiliate" is defined in Section 4.12(b).

     "Event of Default is defined in Section 11.01.

     "Excess Cash Flow" for any fiscal year of the Company, means the excess, if any, of (a)~the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, and (ii) the aggregate net amount of non-cash loss on the disposition of property by the Company and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) interest expense paid in cash during such period, (ii) taxes paid in cash during such period (net of refunds received during such period), (iii) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurring during such period or any prior period) and any such expenditures financed with the Net Proceeds of any Asset Sale), (iv) the aggregate amount of all scheduled amortization payment of Indebtedness (other than any repayments related to Excess Cash Flow for the preceding year and other than repayments made at the Closing Time with proceeds from the Notes and initial borrowings under the First Lien Credit Facility), and (v) the aggregate net amount of non-cash gain on the disposition of property by the Company and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated EBITDA. For purposes of this definition, Consolidated EBITDA shall be calculated to exclude any management fees paid to Trivest pursuant to the Management Agreement.

     "Excess Proceeds" is defined in Section 6.11(f).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Existing Credit Facility" means that certain Credit Agreement, dated May 5, 2001, by and among the Company, the lenders party thereto, Canadian Imperial Bank of Commerce, as administrative agent, and the other agents party thereto.

     "Existing Indebtedness" means Indebtedness (other than Indebtedness under the First Lien Credit Facility) in existence on the date of this Agreement, until that Indebtedness is repaid.

     "Extraordinary   Receipts"   means  the  total  cash  insurance   proceeds,
condemnation awards or other compensation received by the Company or any of its Restricted Subsidiaries in respect of any Casualty Event.

     "Financial Statements" is defined in Section 4.06.

     "FIRREA"  shall  mean  the  Federal  Institutions   Reform,   Recovery  and
Enforcement Act of 1989, as amended.

     "First Lien Collateral" means "Collateral" (as defined in the First Lien Credit Agreement).

     "First Lien Collateral Agent" means "Agent" (as defined in the First Lien Credit Agreement).

     "First Lien Credit Agreement" means the First Lien Credit Facility as in effect at the Closing Time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section
6.10 hereof) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether under one or more agreements by the same or any other agent, lender or group of lenders.

     "First Lien Credit Facility" is defined in the third recital to this Agreement.

     "First Lien Obligations" means "Obligations" (as defined in the First Lien Credit Agreement).

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a)~the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of debt issuance costs or write-off of debt issuance costs), whether paid or accrued and whether or not capitalized, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (b) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (c) the product of (i) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock (other than Disqualified Stock) payable solely in Capital Stock (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for that period to the Fixed Charges of such Person and its Restricted Subsidiaries for the same period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the incurrence, assumption, guarantee or redemption of such Indebtedness, or the issuance or redemption of such Preferred Stock and the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition,  for purposes of calculating  the Fixed Charge Coverage Ratio,
(a)~acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for that reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income; (b) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, as though such operations had been discontinued or such operations or businesses had been disposed of on the first day of the four-quarter reference period; and (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to the Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

     "General Intangibles" shall mean and include as to each Issuer all of such Issuer's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Issuer to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

     "Governmental Authority" means (a)~the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which any Issuer conducts all or any part of its business, or which asserts jurisdiction over any properties of any Issuer or any of its Subsidiaries or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

     "Governmental Real Property Disclosure Requirements" means any requirement of Environmental Law requiring notification of the buyer, mortgagee or assignee of real property, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any real property, establishment or business, of the actual or threatened presence or release in or into the Environment or the use, disposal or handling of Hazardous Material on, at, under or near the real property, facility or business to be sold, mortgaged, assigned or transferred.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of any part of all of any Indebtedness.

     "Guarantee" means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

     "Guarantors" is defined in the preamble to this Agreement.

     "Guaranty   Reimbursement   Agreement"  means  the  Guaranty  Reimbursement
Agreement, dated as of March 19, 2003, among the Company, the Parent, the subsidiary obligors named therein, and Trivest.

     "Hazardous Material" means any material, substance, waste, constituent, compound, pollutant or contaminant including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product or waste) subject to regulation or which could give rise to liability under Environmental Law.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a)~interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (a)~borrowed money or (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or (c) banker's acceptances or (d) representing Capital Lease Obligations or (e) the deferred and unpaid balance of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (f) representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person. The amount of Indebtedness outstanding as of any date shall be (a)~the accreted value thereof, to the extent any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Except as required by the prior sentence, Indebtedness shall not include any interest or similar obligations.

     "Insurance Policies" shall mean the insurance policies and coverages required to be maintained by each Issuer which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 17.11 and all renewals and extensions thereof.

     "Insurance Requirements" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the Issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Issuer which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

     "Intellectual Property" means (a)~all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how and trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(g) all computer software (including data and related documentation), (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

     "Intellectual Property Collateral" shall mean, collectively, the patents, trademarks, copyrights, licenses and goodwill.

     "interest" in respect of any Note shall include the interest payable thereon including any additional interest amounts payable in the case of overdue payments.

     "Interest Payment Date" is defined in Exhibit A.

     "Intercreditor Agreement" means an agreement substantially in the form of Exhibit C.

     "Inventory" shall mean and include as to each Issuer all of such Issuer's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Issuer's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Issuer, and all documents of title or other documents representing them.

     "Investment Property" shall mean and include as to each Issuer, all such Issuer's now owned or hereafter acquired investment property, including without limitation all securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and Government Securities.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 6.08.

     "Issuers" means, collectively, the Company, the Parent and the Guarantors.

     "Landlord Access Agreement" shall mean a Landlord Access Agreement, substantially in the form of Exhibit D, or such other form as may reasonably be acceptable to the Collateral Agent.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no additional interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

     "Management Agreement" means that certain Amended and Restated Management Agreement dated as of August 27, 1999 between WinsLoew Furniture, Inc. and Trivest II, Inc., as amended by that certain amendment dated as of May 8, 2001 with Trivest Partners, L.P., as assignee of Trivest II, Inc. pursuant to an Assignment and Assumption Agreement among the Company, as successor, Trivest II, Inc. and Trivest Partners, L.P. effective as of January 1, 2000, and as further amended by that certain Amendment dated as of March 19, 2003 between the Company and Trivest Partners, L.P. and as further amended by an Amendment, of even date herewith, between the Company and Trivest Partners, L.P., as may be further amended, supplemented or modified from time to time as permitted by this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Issuers and their respective Subsidiaries taken as a whole, (b) the ability of the Issuers and their respective Subsidiaries, taken as a whole, to perform any of the Obligations under any of the Basic Documents, (c) the value of a material portion of the Collateral, or (d) the practical realization of the benefits of the Collateral Agent's and each Noteholder's rights and remedies under the Basic Documents.

     "Material Contracts" means any agreements, contracts or arrangements between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are material to the business, management, operations, affairs, condition (financial or otherwise), properties, assets, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

     "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

     "Mortgaged  Property"  shall mean  (a)~each  Real  Property  identified  on
Schedule 1.01(a)~hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Time pursuant to Section 6.20.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Issuer or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding (including contingent liabilities) six (6) years, or with respect to which any Issuer or any of its ERISA Affiliates otherwise has any liability.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of changes related to preferred stock, excluding, however, (a)~any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions and all title and recording taxes) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, and (ii) amounts required to be applied to the repayment of Indebtedness secured by a Prior Lien on the asset or assets that were the subject of such Asset Sale, provided, however, if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a)~provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a Guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Noteholder" means a Person in whose name a Note is registered on the Security Register.

     "Notes" is defined in the first recital to this Agreement.

     "Notification" is defined in Section 4.19.

     "Obligations" means all obligations of every nature of the Company from time to time owed to the Noteholders, the Collateral Agent under the Basic Documents, whether for principal, reimbursements, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, penalties, expenses, indemnities, damages or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise.

     "Offer Amount" is defined in Section 12.07.

     "Offer Period" has the meaning set forth in Section 12.07.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Administrative Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i)~a statement that the Officer making or giving such Officers' Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii)~a statement at to whether, in the opinion of the signer, such conditions has been complied with.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Required Noteholders, that meets the requirements of Section
18.13 hereof and in form and substance reasonably acceptable to the Required Noteholders. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Organizational Documents" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

     "outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore executed and delivered under this Agreement, except:

     (i) Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

     (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

     (iii) Notes which have been replaced pursuant to Section 10.08 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

     provided, however, that in determining whether the holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any Issuer or any other obligor upon the Notes or any Affiliate of any Issuer or of such other obligor shall be disregarded and deemed not to be outstanding.
Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required
Noteholders the pledgee's right so to act with respect to such Notes and that the pledgee is not any Issuer or any other obligor upon the Notes or any Affiliate of any Issuer or of such other obligor.

     "Parent" is defined in the preamble to this Agreement.

     "Patent Collateral Security Agreement" means the Patent Collateral Security Agreement substantially in the form of Exhibit M hereto.

     "Paying Agent" is defined in Section 10.12.

     "Payment Default" is defined in Section 11.01(f).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" is defined in Section 4.12(b).

     "Permits" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

     "Permitted Business" shall mean and include the manufacture, sale or distribution of products furnished in the furniture manufacturing industry. Without limiting the foregoing, "Permitted Business" shall include lines of businesses which are related or complementary to any of the above, including the acquisition and ownership of firms which are principally but not exclusively engaged in one or more of the above lines, and any businesses which are, in the reasonable judgment of the Board of Directors as set forth in a resolution of the Board of Directors, logical extensions of any of the above.

     "Permitted  Collateral Liens" means (i) the Liens described in clauses (1),
(2), (3), (4), (5), (6), (8), (9), (10),  (12), (13), (14), (15) and (16) of the
definition of "Permitted Liens" and (ii) in the case of Mortgaged Property, "Permitted Collateral Liens" shall mean the Liens described in clauses (1), (6),
(10), (11), (12), (13), (14) and (15) of the definition of "Permitted Liens"; provided, however, upon the date of delivery of each Mortgage under Section 6.20, 6.21 or 6.23, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B to the applicable Mortgage; provided further, however, that such Permitted Collateral Liens incurred under clause (14) of the definition of "Permitted Liens" will be subordinate to the Liens securing the Notes pursuant to the terms of an intercreditor agreement satisfactory to the Required Noteholders.

     "Permitted Holder" means Trivest.

     "Permitted Indebtedness" has the meaning assigned to such term in Section 6.10(b).

     "Permitted Investments" means (a)~any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary, (d) any
Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.12, (e) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company, (f) other Investments in any joint venture or partnership or other vehicle engaged in the manufacture, distribution or sale of any products similar or related to those products sold by the Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause since the date hereof of not more than $5.0 million; (g) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business (including loans to be used to purchase the Company's Capital Stock where such loans are secured by such Capital Stock) not to exceed $2.0 million at any one time outstanding; and (h) Investments in securities of trade creditors or customers received pursuant to any plan of re-organization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in good faith settlement of delinquent obligations of trade creditors or customers.

     "Permitted Liens" means (1) Liens securing Indebtedness of the Company and its Restricted Subsidiaries under the First Lien Credit Facility incurred pursuant to Section 6.10; (2) Liens in favor of the Company or any of its Restricted Subsidiaries; (3) Liens on property of a Person existing at the time the Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that the Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of the acquisition and do not extend by any assets other than the property so acquired; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, bids, leases, government contracts or other obligations of a like nature incurred in the ordinary course of business; (6) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; (7) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (8) Liens to secure Indebtedness (including Capital Lease Obligations) incurred in connection with the acquisition of assets by the Company or its Restricted Subsidiaries permitted by Section 6.10; provided, however, that for purposes of this sub-clause (8), (a) the Indebtedness was incurred by the prior owner of the assets prior to the acquisition and was not incurred in connection with, or in contemplation of, the acquisition; and (b) each such Lien occurs only the assets acquired with that Indebtedness; (9) Liens existing on the date hereof and set forth on Schedule 1.01(b); (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that for purposes of this sub-clause (10), any reserve or other appropriate provision required in conformity with GAAP has been made, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; (11) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances that do not interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries; (12) judgment or attachment Liens not giving rise to an Event of Default in respect of which the Company or such Restricted Subsidiary shall in good faith be prosecuting an appeal or proceeding and (x) at the option and at the request of the Required Noteholders, to the extent such Lien is in an amount in excess of $500,000, the Company or such Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Required Noteholders' reasonable estimate of all interest and penalties related thereto and (y) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Basic Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Basic Documents; (13) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; (14) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with borrowing money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the affected property or materially impair its use in the Company's or such Restricted Subsidiary's business; (15) Liens securing the Notes; (16) Liens securing the Senior Subordinated Notes Make-Well Indebtedness, provided, however, that such Liens under this clause (16) will be subordinate to the Liens securing the Notes pursuant to the terms of an intercreditor agreement satisfactory to the Required Noteholders; and (17) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Agreement; provided that (i) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates, (ii) such Lien does not extend to or cover any Property or asset other than such item of property or asset and any improvements on such property or asset, and (iii) such Lien is created with 90 days of such acquisition or the completion of such installation, construction or improvement, as the case may be.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that (1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, costs, fees and reasonable prepayment premiums and penalties incurred in connection therewith); (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) the Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Plan" is defined in Section~4.12(a).

     "Pledge Agreement" means a Stock Pledge Agreement substantially in the form of Exhibit E among the Company, the Parent, the Subsidiaries identified therein and the Collateral Agent for the benefit of the Secured Parties.

     "Pledged Collateral" means and includes:

                  (a)      all Receivables;

                  (b)      all Equipment;

                  (c)      all General Intangibles;

                  (d)      all Inventory;

                  (e)      all Investment Property;

     (f) all Mortgaged Property (provided, however, the Lien of the Collateral Agent under this Agreement and the Mortgages shall not extend to (x) any lease identified in Schedule 1.01(a)~hereto, so long as the Company fails to obtain a consent (in form and substance satisfactory to the Collateral Agent) from the landlord thereunder to the applicable Mortgage in accordance with Section 6.23(a)(ii); provided further, however, that nothing herein shall relieve the Company and its Subsidiaries from their obligations under Section 6.23(a)(ii) and (y) any lease identified in Schedule 1.01(c) hereto);

     (g) all of each Issuer's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Issuer's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Issuer from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Issuer's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Issuer, all real and personal property of third parties in which such Issuer has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired by any Issuer or in any amendment or supplement hereto or thereto, or under any other agreement between the Collateral Agent and any Issuer;

     (h) all of each Issuer's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Issuer or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d),
(e), (f), or (g) of this definition; and

     (j) all proceeds and products of clauses (a), (b), (c), (d), (e), (f), (g) and (h) of this definition in whatever form, including, but not limited to:
cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Post Closing Letter" means that certain Post-Closing Letter of even date hereof delivered to the First Collateral Agent under the First Lien Credit Facility, a copy of which has been provided to the Purchasers.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

     "preferred stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Preferred Stock" means the preferred stock of the Company.

     "Premises" shall have the meaning assigned thereto in the applicable Mortgage.

     "principal amount" means, when used with respect to any particular Note, the principal amount of such Note at its Stated Maturity.

     "Prior Liens" means Liens existing at the Closing Time to the extent permitted by the applicable Basic Documents.

     "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PUHCA" is defined in Section 4.15.

     "Purchase Date" has the meaning set forth in Section 12.07.

     "Purchase Money Indebtedness" means Indebtedness of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

     "Purchase Price" is defined in Section 2.02.

     "Purchaser Indemnified Person" is defined in Section 14.02(a).

     "Purchasers" is defined in the preamble to this Agreement.

     "Real Property" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

     "Receivables" shall mean and include, as to each Issuer, all of such Issuer's accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to Issuers by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Issuer arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Collateral Agent hereunder.

     "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement.

     "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

     "Reference Date" means December~31, 2003.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" or "Refinancing" shall have correlative meanings.

     "Regular Record Date" is defined in Section 10.05.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

     "Reportable Event" means an event described in Section 4043 of ERISA (other than an event for which the requirement of 30-day notice to the PBGC has been waived under the regulations promulgated under such Section).

     "Repurchase Offer" has the meaning set forth in Section 12.07.

     "Required Noteholders" means Noteholders holding more than 50% of the aggregate principal amount of outstanding Notes.

     "Requirements of Law" means, collectively,  any and all requirements of any
Governmental   Authority  including  any  and  all  laws,   ordinances,   rules,
regulations or similar statutes or case law.

     "Response Action" means (a)~"response" as such term is defined in CERCLA, 42 U.S.C. ~9601(24), and (b)~all other actions required by any Governmental Authority or voluntarily undertaken to: (i)~clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment, (ii)~prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material or (iii)~perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

     "Restricted   Investments"   means   Investments   other   than   Permitted
Investments.

    "Restricted Payments" has the meaning assigned to such term in Section 6.08.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Secured Parties" means, collectively, the Collateral Agent and the Noteholders.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Securities" means, collectively, the Notes and the Guarantees.

     "Securities Collateral" shall have the meaning assigned to such term in the Pledge Agreement.

     "Security Documents" means this Agreement, the Pledge Agreement, the Intercreditor Agreement, the Mortgages, the Trademark Collateral Security Agreement, Patent Collateral Security Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Pledge Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to this Agreement, the Pledge Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

     "Security Register" has the meaning given to such term in Section 10.06(a).

     "Senior Subordinated Notes" means the 12 3/4% Senior Subordinated Notes Due 2007 of the Company.

     "Senior Subordinated Notes Indenture" means the Indenture dated August 24, 1999 governing the Senior Subordinated Notes.

     "Senior Subordinated Notes Make-Well Indebtedness" is defined in Section 6.10(b)(12).

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

     "Subordinated Debt" means the Senior Subordinated Notes and any permitted refinancing thereof.

     "Subordinated Debt Documents" means the Subordinated Notes Documents and each document governing or pursuant to which is issued any other Subordinated Debt, as the same may be in effect from time to time in accordance with the terms hereof and thereof.

     "Subordinated Notes Documents" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other material documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Notes Indenture, as in effect at the Closing Time and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

     "Subsidiary" means, with respect to a Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means the Subsidiaries of the Company listed as Subsidiary Guarantors to this Agreement and any other Subsidiary which is a guarantor of the Notes, including any Person that executes or is required after the Closing Time to execute a Guarantee pursuant to Section 6.20, until a successor replaces such party pursuant to the applicable provisions of this Agreement and, thereafter, shall mean such successor.

     "Tax Returns" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed with any Governmental Authority in respect of any Taxes.

     "Taxes" shall mean (i)~all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and
(iii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treas. Reg. 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

     "Title Company" shall mean any title insurance company as shall be retained by the Company and reasonably acceptable to the Collateral Agent.

     "Title  Policy"  shall have the  meaning  assigned  to such term in Section
6.23.

     "Trademark Collateral Security Agreement" means the Trademark Collateral Security Agreement substantially in the form of Exhibit N hereto.

     "Transaction Documents" means, collectively, the Basic Documents, the First Lien Credit Facility and all documents, instruments and agreements related to the foregoing.

     "Transactions" means the transactions provided for in, or contemplated by, the Transaction Documents.

     "Trivest" means Trivest Partners, L.P. and/or any of its Affiliates (including, Trivest Fund II, Ltd., Trivest Fund III, L.P., Trivest Furniture Partners I, Ltd. and Trivest Furniture Partners II, Ltd.).

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Resolution of the Board of Directors; but only to the extent that such Subsidiary: (a)~has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Noteholders by providing to the Collateral Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 6.08. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 6.10, the Company shall be in default of such Section 6.10). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 6.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default would be in existence following such designation.

     "Voting Stock" shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a)~the aggregate outstanding principal amount of such Indebtedness on such date into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

     1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

     1.04. UCC Terms. All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.



SECTION 2.

                 AUTHORIZATION, ISSUANCE and sale OF SECURITIES


     2.01. Authorization of Issue. (i)~~The Company has authorized the issue and sale of $135.0~million aggregate principal amount of the Notes, each Note to be in the form of Exhibit~A hereto, and (ii)~each Guarantor has authorized the issue of its Guarantee of the Notes, each such Guarantee to be in the form of Exhibit B hereto.

     2.02. Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes set forth in Schedule~A opposite the name of such Purchaser at 100% of the principal amount thereof (the "Purchase Price").

     2.03. Closing. The purchase and sale of the Notes pursuant to this Agreement shall occur at the offices of Hahn & Hessen, LLP at 9:00 a.m., New York City time, on March 31, 2004, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). At the Closing Time, the Company will deliver to each Purchaser certificates for the Notes to be purchased by such Purchaser at the Closing Time, in such denominations (in a minimum principal amount of $2.5 million (unless a Purchaser is purchasing a lesser amount) and in any greater amount in integral multiples of $1,000) as such Purchaser may request, dated the Closing Time and registered in such name(s) as such Purchaser may request, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor in accordance with Section 2.02 to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.



SECTION 3.

                              CONDITIONS TO CLOSING


     Each Purchaser's several obligation to purchase and pay for the Notes to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3:

     3.01. Representations and Warranties. Each of the representations and warranties of the Issuers in this Agreement and in each of the other Transaction Documents shall be true and correct when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date other than the date hereof, in which case such representations and warranties shall be true and correct as of such earlier date).

     3.02. Performance; No Default Under Other Agreements. The Issuers and each of their respective Subsidiaries shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents (other than as set forth in the Post Closing Letter) required to be performed or complied with by any of them prior to or at the Closing Time, and after giving effect to the issue and sale of the Securities and the other Transactions (and the application of the proceeds thereof as contemplated by Section 4.17 hereof and the other Transaction Documents) no Default or Event of Default shall have occurred and be continuing under this Agreement and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents (unless expressly waived in writing by the Required Noteholders).

3.03.    Compliance Certificates.

     (a) Officers' Certificate. Each of the Issuers shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Time, in the form of Exhibit F hereto, certifying that the conditions specified in this Section 3 have been fulfilled.

     (b) Secretary's Certificate. Each of the Issuers shall have delivered to the Purchasers a certificate in the form of Exhibit G hereto certifying as to such Issuer's certificate of incorporation, bylaws and resolutions attached thereto, the incumbency and signatures of certain officers of such Issuer, and other corporate proceedings of such Issuer relating to the authorization, execution and delivery of the Securities, as applicable to such Issuer, this Agreement and the other Transaction Documents to which such Issuer is a party.

     (c) Financial Condition Certificate. The Company shall have delivered to the Purchasers a Financial Condition Certificate in the form of Exhibit H.

     3.04. Opinions of Counsel. Such Purchaser shall have received the favorable opinions in form and substance satisfactory to it, dated the Closing Time, from
(i) Akerman Senterfitt & Eidson, P.A., counsel for the Issuers, substantially in the form set forth in Exhibit I, (ii) Cahill Gordon & Reindel llp, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit J, (iii) the opinions of the various local counsel identified on Schedule 3.04 covering the perfection of the Liens and security interests granted pursuant to the relevant Basic Documents and such other related matters as any Purchaser shall reasonably request, and (iv) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals covering matters related to the transactions contemplated by this Agreement and the other Basic Documents as any Purchaser may reasonably request.

     3.05. Changes in Corporate Structure. Except as contemplated by the Transaction Documents, none of the Issuers nor any of their respective Subsidiaries shall have changed its respective jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time following the Reference Date and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company.

     3.06. No Adverse Events. Since the Reference Date or the date of this Agreement there shall not have occurred a Material Adverse Effect as determined by the Purchasers.

     3.07. Financial Information; Capital Structure. Such Purchaser shall have received a pro forma consolidated balance sheet for the Company and its Subsidiaries as of the Closing Time after giving effect to the Transactions, including the issuance of the Securities and the use of the proceeds thereof, which has been certified by the Chief Administrative Officer or Chief Financial Officer of the Company and which is in form and substance reasonably satisfactory to such Purchaser. The pro forma consolidated capital structure of the Company, after giving effect to the Transactions (including all adjustments permitted by Regulation S-X under the Securities Act), shall be consistent in all material respects with the projections provided to the Purchasers prior to the Closing Time and the capital structure contemplated herein.

     3.08. Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

     3.09. Purchase Permitted by Applicable Law, etc. At the Closing Time, such Purchaser's purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

3.10.    Transaction Documents in Force and Effect; Information.

     (a) Transaction Documents. The Purchasers shall have received true and correct copies of all Transaction Documents and (i) such documents (A) shall have been duly executed and delivered by the parties thereto, (B) shall be in form and substance reasonably satisfactory to the Purchasers and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions, (ii) there shall have been no amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement without the consent of the Purchasers and (iii) all conditions to the consummation of the transactions contemplated by such agreements shall have been satisfied or waived in writing by the Required Noteholders.

     (b) Accuracy of Information. All information furnished by the Issuers and their respective representatives to the Purchasers on or prior to the Closing Time with respect to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Issuers and their respective Subsidiaries (taken as a whole) shall be accurate and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (it being recognized by the Purchasers that any projections and forecasts provided by the Issuers are based on good faith estimates and assumptions believed by the Issuers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     3.11. No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc. (a) The consummation by the Issuers and their respective Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect.

     (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each of the Issuers and their respective Subsidiaries of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure to obtain or make which, individually or in the aggregate, does not and would not have a Material Adverse Effect.

     (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against any Issuer or any of its Subsidiaries or any of the Purchasers as a result of the Transactions, including the issuance of the Notes, or (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser or (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.

     3.12. Consummation of the Transactions. The Transactions shall be consummated concurrently with the issuance and sale by the Issuers of the Notes hereunder, in each case in accordance with the terms of the applicable Transaction Documents (without any amendment thereto or waiver thereunder unless consented to by each Purchaser) and in accordance with Applicable Law, including, without limitation, the following:

     (a) concurrently with the issuance and sale by the Issuers of the Securities hereunder, the Company shall have consummated the First Lien Credit Facility providing for commitments to the Company and/or the Guarantors of $90.0 million and which at the Closing Time shall provide for undrawn availability of not less than $12.5 million;

     (b) concurrently with the issuance and sale by the Issuers of the Securities hereunder, the Company shall have permanently repaid all amounts outstanding under the Company's Existing Credit Facility; and

     (c) concurrently with the issuance and sale by the Issuers of the Securities hereunder, the Company shall have paid existing indebtedness owing to Trivest (including the guaranty reimbursement indebtedness and any keep-well payments and accrued interest thereon), swap breakage fees, financial advisor fees due and payable at closing, accrued and unpaid management fees owing to Trivest, a financial structuring fee as set forth in the amendment to the Management Agreement of even date hereof payable to Trivest (which in the case of management fees and the financial structuring fee shall be paid no later than 30 days after the date hereof).

     3.13. Fees. The Company shall have paid all fees, costs and expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) of the Purchasers and their advisors.

     3.14. Due Diligence. At the Closing Time, the Purchasers shall have completed their business, legal, tax and environmental due diligence review of the Company and its Subsidiaries and other matters relevant to the Transactions to the satisfaction of the Purchasers in their sole discretion.

     3.15. Other Agreements and Documents. The Purchasers shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory in form and substance to the Purchasers, as the Purchasers may reasonably request.

     3.16. Simultaneous Purchase. Each of the Purchasers will simultaneously purchase the Notes to be purchased by such Purchaser.

     3.17. Personal Property Requirements. The Purchasers shall have received (and, to the extent required hereunder, delivered to the Collateral Agent):

     (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

     (ii) intercompany notes accompanied by instruments of transfer undated and endorsed in blank (to the extent required by Section 17);

     (iii) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent or the Required Noteholders, desirable to perfect the Liens created, or purported to be created, by the Basic Documents;

     (iv) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Issuer as debtor and that are filed in those state and county jurisdictions in which any property of any Issuer is located and the state and county jurisdictions in which any Issuer is organized or maintains its principal place of business and such other searches that the Required Noteholders deem reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Basic Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Purchasers); and

     (v)  evidence  acceptable  to  the  Required   Noteholders  of  payment  or
arrangements for payment by the Issuers of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Basic Documents.

3.18.    [Reserved].

     3.19. Intercreditor Agreement. The Issuers, the Collateral Agent and the First Lien Collateral Agent shall have entered into the Intercreditor Agreement.

     3.20. Ratings. The Notes shall be rated by Moody's or S&P or have a derived rating; otherwise the Company shall have applied for a "shadow rating" from Moody's or S&P and shall pay for the annual expense of maintaining such rating.

SECTION 4.

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUERS


     Each Issuer, acting jointly and severally, represents and warrants to the Purchasers as of the date hereof and as of the Closing Time as follows:

     4.01. Due Incorporation; Power and Authority. Each of the Parent and each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (c) has all requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and
(d) has all requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

     4.02. Capitalization. The authorized Capital Stock, the issued and outstanding Capital Stock (including shares of Capital Stock subject to options), the identity of the holders of such Capital Stock and the number of shares of Capital Stock of the Company owned by such holders is as of the Closing Time as set forth on Schedule 4.02 hereof. All the issued and outstanding shares of the Capital Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights.

     4.03.  Subsidiaries.  Schedule 4.03 correctly states as of the Closing Time
(a) the name of each of the Parent's Subsidiaries and any other Person whose Capital Stock is owned, directly or indirectly, by the Parent (each, an "Equity Investee"), (b) the name of each holder of each class of outstanding Capital Stock or other securities of the Parent or any of its Subsidiaries or any Equity Investee and the nature and number of such securities held by such holder, and
(c) the number of authorized, issued and treasury shares of each Subsidiary of the Parent and each Equity Investee. The Parent does not own or control, directly or indirectly, any Capital Stock or other interest or investment (whether equity or debt) in any Person other than the Capital Stock of its Subsidiaries and Equity Investees listed on Schedule 4.03. Each issued and outstanding share of Capital Stock of each Subsidiary and Equity Investee of the Parent (a) has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights and (b) except for any Capital Stock of any Equity Investee not owned directly of indirectly by the Parent as shown on Schedule 4.03, is owned by the Parent, directly or through Subsidiaries, free and clear of any Lien other than the Liens established under the First Lien Credit Agreement and Permitted Collateral Liens.

4.04.    Due Authorization, Execution and Delivery.

     (a) Agreement. This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes a valid and legally binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, subject to the Enforceability Exceptions.

     (b) Notes and Guarantees. The Notes to be purchased by the Purchasers from the Company are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions. The Guarantees endorsed on the Notes are in the form contemplated by this Agreement, have been duly authorized for issuance pursuant to this Agreement by each of the Guarantors and, when the Notes are executed by the Company, and delivered to the Purchasers as provided for herein, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

     (c) Other Transaction Documents. Each Transaction Document (other than those referred to in paragraphs (a) and (b) of this Section 4.04) to which any Issuer or any of its respective Subsidiaries is a party (each such party, a "Company Party") (i) has been duly authorized, executed and delivered by each Company Party and (ii) constitutes a valid and legally binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject to the Enforceability Exceptions.

     4.05. Non-Contravention; Authorizations and Approvals. None of the Issuers or any of their respective Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or comparable constituent or governing documents) or
(ii) is in default (or, with the giving of notice, lapse of time or both, would be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which any Issuer or such Subsidiary is a party or by which any Issuer or such Subsidiary or any of its properties or assets is bound (including, without limitation, the First Lien Credit Agreement), or under which any Issuer or such Subsidiary or any of its properties or assets is entitled to a benefit (each, a "Contract"), except for any such defaults that, individually or in the aggregate, have not had and would not have a Material Adverse Effect. None of (a) the execution and delivery by each Issuer or any of its Subsidiaries of any of the Transaction Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Securities hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (or comparable constituent or governing documents) of such Issuer or any of its Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of any Issuer or any of its Subsidiaries under, or result in their being declared void, voidable, subject to withdrawal or without further binding effect under, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, individually or in the aggregate, have not had and would not have a Material Adverse Effect; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure of which to obtain or make, individually or in the aggregate, have not had and would not have a Material Adverse Effect; or (iv) violate any Applicable Laws applicable to such Issuer or any of its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect.

     4.06. Financial Statements. The Company has delivered to the Purchasers (collectively, the "Financial Statements") (a) complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2002, 2001 and 2000 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by the Company's independent certified public accountants, (b) a complete and correct copy of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2003, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the twelve months then ended,
(c) complete and correct copies of the estimated unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as of March 31, 2004 and
(d) (i) projected consolidated monthly balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries for the period from January 1, 2004, through December 31, 2004, and (ii) projected consolidated annual balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries for the fiscal years ending in 2004 through 2005. Each of the consolidated balance sheets contained in the Financial Statements fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in the Financial Statements fairly presents the consolidated results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which it relates (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments that will not be material in amount or effect), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein. The pro forma financial statements of the Company and its Subsidiaries contained in the Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the date and for the periods to which they relate, in each case after giving effect to the Transactions, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the Transactions. Each of the projections referred to above is believed by each Issuer to be reasonable, has been prepared on a reasonable basis and in good faith by each Issuer, and has been based on assumptions believed by each Issuer to be reasonable at the time made and upon the best information then reasonably available to each Issuer, and no Issuer is aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect. Attached hereto as Schedule 4.06 are complete and correct copies of the Financial Statements.

     4.07. Absence of Undisclosed Liabilities or Events. (a) Except as set forth in Schedule 4.07(a), neither the Parent nor any of its Subsidiaries has any liabilities or obligations, whether accrued, contingent or otherwise, except for
(i) liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet as of the Reference Date included in the Financial Statements, (ii) borrowings under the Company's existing revolving credit facility in the ordinary course of business and from Trivest pursuant to the Guaranty Reimbursement Agreement and the Senior Subordinated Notes Make-Well Indebtedness, (iii) liabilities and obligations incurred in the ordinary course of business since the Reference Date which, individually or in the aggregate, have not had and would not have a Material Adverse Effect or (iv) liabilities arising under or in connection with the Transactions.

     (b) Except as set forth in Schedule 4.07(b), (i) since the Reference Date there has been no change in the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Parent or its Subsidiaries, taken as a whole, except for changes that, individually or in the aggregate, have not had or would not have a Material Adverse Effect and (ii) there are no facts known to the Parent or any of its Subsidiaries that have had or would have a Material Adverse Effect that have not been set forth herein or in the Disclosure Schedule or in filings with the Commission.

     4.08. No Actions or Proceedings. (a) Except as set forth in Schedule 4.08, there are no legal or governmental actions, suits or proceedings pending or, to the best of each Issuer's knowledge, threatened against or affecting the Issuers, any of their respective directors or officers (in their capacities as such) or any of their respective properties or assets which, individually or in the aggregate, has had or would have a Material Adverse Effect or to prohibit, delay or materially restrict the consummation of any of the Transactions or the other transactions contemplated by this Agreement and the other Transaction Documents. To the knowledge of each Issuer, no Governmental Authority has notified the Issuers of an intention to conduct any audit, investigation or other review with respect to the Issuers, except for those audits, investigations or reviews which, individually or in the aggregate, have not had or would not have a Material Adverse Effect.

     (b) Except for matters covered by Section 4.19, no Issuer or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Issuer's Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     4.09. Title to Properties. (a) Except as set forth in Schedule 4.09(a), each of the Parent and its Subsidiaries has (i) good and marketable title to and fee simple ownership of, or a valid and subsisting leasehold interest in, all of its real property, and (ii) good title to, or a valid and subsisting leasehold interest in, all of its equipment and other personal property, in each case free and clear of all Liens, except Permitted Liens. Each of the Parent and its Subsidiaries has paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) against any property or assets of the Parent or any of its Subsidiaries. The property of the Issuers, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such order, condition and repair could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Issuers as presently conducted.

     (b) Schedule 4.09(b) contains a true and complete list of each interest in Real Property (i) owned by any Issuer as of the date hereof and describes the type of interest therein held by such Issuer and (ii) leased, subleased or otherwise occupied or utilized by any Issuer, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Issuer and whether such lease, sublease or other instrument requires the consent of the landlord thereunder, except to the extent that the failure to get any such consent could not reasonably be expected to result in a Material Adverse Effect.

     4.10. Intellectual Property Rights. Except as set forth in Schedule 4.10, each of the Parent and its Subsidiaries owns or possesses all Intellectual Property reasonably necessary to conduct its businesses as now conducted, except where the expiration or loss of or failure to so own or possess any of such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of each Issuer, (a) there is no infringement of, or conflict with, such Intellectual Property by any third party and (b) the conduct of their businesses as currently conducted do not infringe or conflict with any Intellectual Property of any third party, in each case other than any such infringements or conflicts which, individually or in the aggregate, have not had or would not have a Material Adverse Effect.

     4.11. Taxes. Except as set forth in Schedule 4.11, (i) the Parent and each of its Subsidiaries have prepared and timely filed with the appropriate taxing authorities all Tax Returns required to be filed by such entities on or prior to the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Parent or any of its Subsidiaries, and each such Tax Return is complete and correct in all material respects; (ii) the Parent and each of its Subsidiaries have timely paid all Taxes due and payable by them through the date hereof and have made adequate accruals for all Taxes attributable to any taxable period (or portion thereof) ending on or prior to the date hereof that are not yet due and payable; (iii) the Parent and each of its Subsidiaries have withheld and paid to the appropriate governmental authorities in a timely manner all Taxes required to have been withheld through the date hereof; (iv) Schedule 4.11 provides a list of all Tax audits or examinations for tax years subsequent to 2000 involving the Parent or any of its Subsidiaries that have been completed through the date hereof, and the resolution of such audits or examinations; (v) all deficiencies or assessments asserted in writing against the Parent or any of its Subsidiaries by any taxing authority have been paid or fully and finally settled, and, to the best knowledge of the Parent and its Subsidiaries, no issue previously raised in writing by any such taxing authority reasonably could be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period (including periods subsequent to the date hereof) that would be material to the Parent and its Subsidiaries taken as a whole; (vi) none of the Parent or any of its Subsidiaries is presently under examination or audit by any taxing authority or has received written notice of any pending examination or audit by any taxing authority; (vii) no extension of the period for assessment or collection of any Tax of the Parent or any of its Subsidiaries is currently in effect and no extension of time within which to file any Tax Return of the Parent or any of its Subsidiaries has been requested, which Tax Return has not since been filed;
(viii) no liens exist with respect to any Taxes of the Parent or any of its Subsidiaries, other than liens in respect of property taxes not yet due and payable; (ix) none of the Parent or any of its Subsidiaries has made or agreed to make, or has ever been required to make, any change in its accounting methods that would result in an adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign law); (x) none of the Parent or any of its Subsidiaries is a party to any tax sharing, tax matters, tax indemnification or similar agreement; (xi) none of the Parent or any of its Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law); (xii) none of the Parent or any of its Subsidiaries has requested a ruling from, or entered into a closing agreement with, the IRS or any other taxing authority; and (xiii) no claim has ever been made in writing by any governmental authority in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax
Returns that any such entity is or may be subject to taxation by that jurisdiction.

     4.12. Employee Benefit Plans. (a) Except as otherwise disclosed on Schedule 4.12, there has been no failure by any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Parent or any of its Subsidiaries or to which the Parent or any of its Subsidiaries contributes (each, a "Plan") to comply with the applicable requirements of ERISA and the Code other than any such failures that, individually or in the aggregate, have not had and would not have a Material Adverse Effect. There is no material pending or, to the knowledge of any Issuer threatened, claim or litigation (other than routine claims for benefits) relating to the Plans. Neither the Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, that would reasonably be expected to subject the Parent or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA other than those that, individually or in the aggregate, have not had and would not have a Material Adverse Effect.

     (b) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Parent, any of its Subsidiaries nor any ERISA Affiliate has contributed to a "multiemployer plan," within the meaning of
Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan") or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (c) Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. All contributions required to be made to the Pension Plans by the Parent, its Subsidiaries and their ERISA
Affiliates have been made when due. Neither the Parent nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material adverse change in the financial condition of such Plan since the last day of the most recent plan year.

     (e) Neither the Parent nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as required by applicable law or as set forth on Schedule 4.12. The Parent or its Subsidiaries, as applicable, may amend or terminate any such Plan at any time without incurring any liability thereunder.

     (f) The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby will not involve any non-exempt prohibited transaction within the meaning of Section 406 ERISA or Section 4975 of the Code. The representation in the foregoing sentence is made in reliance upon, and subject to the accuracy of the representation of the Purchasers in Section 5.01(f) of this Agreement.

     4.13. Private Offering; No Integration or General Solicitation. (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 10 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act.

     (b) No Issuer has, directly or indirectly, offered, sold or solicited any offer to buy, and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities and require the Securities to be registered under the Securities Act. None of the Issuers, any of their respective
Affiliates or any person acting on any of their behalf (other than the Purchasers, or their respective Affiliates, as to whom the Issuers make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

     4.14. Eligibility for Resale Under Rule 144A and Regulation S. The Notes are eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system. The Notes are also eligible for resale pursuant to Regulation S in certain offshore transactions.

     4.15. Status Under Certain Statutes. None of the Parent or any of its Subsidiaries is or, after receipt of payment for the Securities and the consummation of the other transactions contemplated by the Transaction Documents, will be (a) subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), the Federal Power Act or the Interstate Commerce Act, each as amended, (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (c) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company," within the meaning of PUHCA.

     4.16. Insurance. Each of the Parent and its Subsidiaries is insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary and generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Parent and its Subsidiaries against theft, damage, destruction and acts of vandalism. Set forth on Schedule
4.16 is a true, complete and correct description of all insurance maintained by each Issuer as of the Closing Time. All insurance maintained by the Issuers is in full force and effect, all premiums due have been duly paid, no Issuer has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement except for any default that could not be reasonably expected to result in a Material Adverse Effect.

     4.17. Use of Proceeds; Margin Regulations. The Issuers will apply the proceeds from the sale of the Notes solely as described in Section 3.12. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries, nor does the Company or the Parent have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

4.18.    Existing Indebtedness; Future Liens.

     (a) Schedule 4.18 sets forth a complete and correct list of all Indebtedness (other than the Notes) in excess of $1.0 million individually and/or $5.0 million in the aggregate of the Parent and its Subsidiaries that will be outstanding immediately after the consummation of the Transactions.

     (b) Neither the Parent nor any Subsidiary of the Parent is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material Indebtedness of the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary of the Parent that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment.

     (c) Neither the Parent nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the first issuance of Notes.

     (d) The Obligations constitute "Designated Senior Debt" under and as defined in the Senior Subordinated Notes Indenture.

     (e) This Agreement together with the First Lien Credit Agreement constitute the "Senior Credit Facility" under and as defined in the Senior Subordinated Notes Indenture.

     (f) The Securities will be senior secured obligations and will rank senior to all of the Company's and the Guarantors' existing and future subordinated indebtedness, including the Company's Senior Subordinated Notes. The Securities will rank pari passu in right of payment with all of the Company's and the Guarantors' existing and future senior indebtedness, including indebtedness under the First Lien Credit Agreement.

4.19.    Compliance with Laws; Permits; Environmental Matters.

     Except as provided in Schedule 4.19, (1) each of the Parent and its Subsidiaries and each of their businesses, operations and real properties, taken as a whole, are and in the last five years have been in material compliance with all, and neither the Parent nor any of its Subsidiaries, taken as a whole, has any material liability under, Environmental Law; (2) each of the Parent and its Subsidiaries has obtained all Permits material to, and required for, the conduct of its businesses and operations and the ownership, operation and use of its assets, all as currently conducted, taken as a whole, under all Applicable Law, all such Permits are valid and in good standing and, under the currently effective business plans of the Parent and its Subsidiaries, no material expenditures or operational adjustments will be required during the next five years in order to renew or modify such Permits issued under any Environmental Law; (3) there has been no Release or threatened Release of Hazardous Material on, at, under or from any real property or facility presently or formerly owned, leased or operated by the Parent or any of its Subsidiaries or their predecessors in interest that could result in material liability to the Parent or any of its Subsidiaries, taken as a whole, under Environmental Law; (4) there is no Environmental Action pending or, to the best knowledge of each Issuer, threatened against and that is material to the Parent or any of its Subsidiaries, taken as a whole, or relating to the real property currently or formerly owned, leased or operated by the Parent or any of its Subsidiaries or relating to the operations of the Parent or its Subsidiaries, taken as a whole, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Action; and (5)
(i) none of the Parent or any of its Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement that would be material to therein, taken as a whole, and none of the Parent or any of its Subsidiaries is conducting or financing any Response Action pursuant to any Environmental Law with respect to any location, and (ii) no circumstances exist that could (A) form the basis of a material Environmental Action against the Parent or any of its Subsidiaries or any of their real property, facilities or assets or (B) cause any such real property, facilities or assets to be subject to any material restriction on ownership, occupancy, use or transferability under any Environmental Law; (6) no real property or facility presently or formerly owned, operated or leased by the Parent or any of its Subsidiaries and, to the best knowledge of each Issuer, no real property or facility presently or formerly used by the Parent or any of its Subsidiaries or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or
(ii) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including, without limitation, any such list relating to petroleum; (7) no Lien has been recorded or, to the best knowledge of each Issuer, threatened under any Environmental Law with respect to any real property or other assets owned by the Parent or any of its Subsidiaries; (8) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any Permit held by the Parent or any of its Subsidiaries under Environmental Law, and will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup ("Notification") pursuant to any Governmental Real Property Disclosure Requirements(except for any Notifications the failure to make could not reasonably be expected to result in a Material Adverse Effect); and (9) the Parent has made available to each Purchaser all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Parent or any of its Subsidiaries, their agents, employees, or representatives concerning compliance with or liability under Environmental Law including, without limitation, those concerning the existence of Hazardous Material at real property or facilities currently or formerly owned, operated, leased or used by the Parent or any of its Subsidiaries under Environmental Law.

     4.20. Solvency. The Parent and its Subsidiaries, taken as a whole, are, and after giving effect to the Transactions will be, Solvent.

     4.21. Affiliate Transactions. Except as disclosed in Schedule 4.21 or, with respect to transactions occurring at or after the Closing Time, as permitted by
Section 6.12 hereof: (a) there is no Indebtedness between the Parent or any of its Subsidiaries, on the one hand, and any officer, stockholder, director or Affiliate (other than the Parent or any of its Subsidiaries) of the Parent or any of its Subsidiaries, on the other, (b) no such officer, stockholder, director or Affiliate provides or causes to be provided any assets, services or facilities to the Parent or any of its Subsidiaries which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Parent and its Subsidiaries, taken as a whole, (c) neither the Parent nor any of its Subsidiaries provides or causes to be provided any assets, services, or facilities to any such officer, stockholder, director or Affiliate which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Parent and its Subsidiaries, taken as a whole, (d) neither the Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any investment in or issued by any such officer, director or Affiliate, and (e) to the best knowledge of each Issuer, no such officer, stockholder, director or Affiliate has any direct or indirect ownership interest in any Person with which the Parent or any of its Subsidiaries competes or has a business relationship.

     4.22. Material Contracts. Schedule 4.22 contains a true, correct and complete list of all Material Contracts in effect at the Closing Time. Except as described on Schedule 4.22, as of the Closing Time each Material Contract is in full force and effect and no material defaults enforceable against the Parent or any of its Subsidiaries currently exist thereunder. To the best knowledge of the Issuers and their Subsidiaries, no party to any Material Contract intends to terminate or is in a default under such Material Contract.

     4.23. No Changes to Applicable Law. To the best knowledge of the Issuers, no changes to Applicable Law affecting the Parent or any of its Subsidiaries have occurred since the Reference Date or are currently pending or threatened, in each case other than those which have not had and would not reasonably be expected to have a Material Adverse Effect.

     4.24. Indebtedness. At the Closing Time, after consummation of the Transactions, the consolidated Indebtedness of the Company and its Subsidiaries will not exceed $315.0 million.

     4.25. Fees. All fees and other expenses payable in connection with the consummation of the Transactions by the Parent or any of its Subsidiaries are disclosed in Schedule 4.25.

     4.26. Brokerage Fees. Except as disclosed in Schedule 4.26, neither the Parent nor any of its Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Basic Documents.

     4.27. Documents and Procedures. Except as disclosed on Schedule 4.27, the agreements, instruments and documents used and the procedures followed by the Parent and its Subsidiaries in the conduct of their business are sufficient to effect the transactions purported to be effected by such agreements, instruments and documents and to perfect the Liens or security interests purported to be created by such agreements, instruments and documents, except for failures to effect such transactions or perfect such Liens or security interests which, individually or in the aggregate, would not have a Material Adverse Effect.

     4.28. Absence of Labor Dispute. Except as disclosed on Schedule 4.28, no labor dispute with the employees of the Parent or any of its Subsidiaries exists or, to the best knowledge of the Issuers, is imminent, and no Issuer is aware of any existing or imminent labor disturbance by the employees, principal suppliers, manufacturers, customers or contractors of the Parent or any of its Subsidiaries, which, in any case, would have a Material Adverse Effect.

     4.29. Full Disclosure. Each Issuer has disclosed or caused to be disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Parent or any of its Subsidiaries to the Purchasers in connection with the Transactions contemplated hereby (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

     4.30. Consummation of First Lien Credit Facility. All conditions precedent to the First Lien Credit Agreement (other than conditions related to this Agreement and other than set forth in the Post Closing Letter) have been fulfilled or (with the prior written consent of the Purchasers) waived.

     4.31. Security Documents. (a) (i) This Agreement and the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Pledged Collateral and Securities Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4.31 hereto and (ii) upon the taking of possession or control by the Collateral Agent of the Pledged Collateral and Securities Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by this Agreement or the Pledge Agreement), the Liens created by this Agreement and the Pledge Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Pledged Collateral and Securities Collateral (other than the Intellectual Property Collateral and such Pledged Collateral and Securities in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

     (ii) When this Agreement or a short form hereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors hereunder in the Intellectual Property Collateral, in each case subject to no Liens other than Permitted Collateral Liens.

     (b) When delivered, each Mortgage will, upon execution and delivery be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Issuers' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on Schedule 1.01(a) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 6.20 and 6.21, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections
6.20 and 6.21), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Issuers in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by such Mortgage.

     (c) Each Security Document delivered pursuant to Sections 6.20 and 6.21 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Issuers' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Issuers in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 5.

                        REPRESENTATIONS OF THE PURCHASERS


     Each Purchaser severally and not jointly represents and warrants to the Issuers as of the date hereof and as of the Closing Time as follows:

     5.01.  Purchase  for  Investment.  (a)  Such  Purchaser  is  acquiring  the
Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

     (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Issuers in transactions exempt from the registration requirements of the Securities Act and
(ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

     (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

     (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

     (e) Such Purchaser is an Accredited Investor.

     (f) Source of Funds. Each Purchaser represents that it is not acquiring the Notes for or on behalf of any employee benefit plan, except that such a purchase for or on behalf of an employee benefit plan shall be permitted in any one of the following circumstances:

     (i) to the extent such purchase is made by or on behalf of an "insurance company general account" (as the term is defined in Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on be-half of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAJC Annual Statement filed with such Purchaser's state of domicile; or

     (ii) to the extent such purchase is made by or on behalf of a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the accounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such employee benefit plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (iii) to the extent such purchase is made by or on behalf of either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (is-sued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of employee benefit plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (iv) to the extent such purchase is made by or on behalf of assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (issued October 9,
1985) (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

     (v) to the extent such purchase is made on behalf of such employee benefit plan by an "in-house asset manager" (the "INHAM") as defined in Part IV of PTE 96-23 (issued April 10, 1996), employee benefit plans maintained by affiliates of the INHAM and/or the INHAM have aggregate assets in excess of $250 million, and the conditions of Part I of such exemption are otherwise satisfied; or

     (vi) to the extent such employee benefit plan is a governmental plan which is not subject to the provisions of Title I of ERISA; or

     (vii) to the extent such employee benefit plan, or a separate account or trust fund comprised of one or more employee benefit plans, has each been identified to the Company in writing pursuant to this paragraph (vii); or

     (viii) to the extent such employee benefit plan is exempt from the coverage of Title I of ERISA.

     As used in this Section 5.01(f), the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     (g) Such Purchaser and his, her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or such advisors. Such Purchaser and his, her or its advisors, if any, have been afforded the opportunity to ask questions of the Company.

     (h) Such  Purchaser  understands  that no United  States  federal  or state
agency  or  any  other   governmental   agency  has  passed  upon  or  made  any
recommendation or endorsement of the Securities.

     (i) Such Purchaser, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. This Agreement has been duly authorized (if necessary) and executed and delivered by or on behalf of such Purchaser, and this Agreement constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its respective terms, except as such enforceability may be limited by the Enforceability Exceptions.

SECTION 6.

                                    COVENANTS


     Each of the Issuers covenants and agrees with each Purchaser and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:

6.01.    Payment of Notes.

     (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

     (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

6.02.    Reports.

     (a) Whether or not the Company is required to do so by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Collateral Agent, and the Collateral Agent shall then within two Business Days of receipt thereof furnish to (1)(x) each Noteholder, at the request of the Required Noteholders at any time following the good faith determination by the Required Noteholders that a Material Adverse Effect has occurred with respect to the Company and its Subsidiaries, taken as a whole and/or (y) any Noteholder holding at least $10.0 million aggregate principal amount of Note, made at any time when the Company's Fixed Charge Coverage Ratio is equal to or less than 1 to 1, monthly management financial information, including a profit and loss statement, a balance sheet and a cash flow statement, of the Company and its consolidated Subsidiaries substantially in the form prepared for management of the Company, provided that the Company may condition the delivery of such financial information upon the execution by the recipient Noteholder(s) of a confidentiality agreement in form and substance satisfactory to such Noteholder and the Company, (2) each Noteholder all quarterly and annual financial and other information with respect to the Company and its consolidated Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of
Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (3) each Noteholder all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     (b) The Company shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 6.02 with the Commission for public availability, unless the Commission shall not accept such a filing, and from and after the date hereof shall make this information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall file with the Commission (unless the Commission shall not accept such filing) and provide the Collateral Agent, who will then promptly provide to each Noteholder, the information required to be delivered pursuant to clause (a) of this Section
6.02 within the time periods specified in the Commission's rules and regulations (except that the Company's Form 10-K for the fiscal year ended December 31, 2003 shall not be required to be filed until April 30, 2004) and furnish that information to securities analysts and prospective investors upon their request.

     (c) For the benefit of Noteholders and beneficial owners from time to time of any Note, the Issuers shall, upon the request of any such Noteholder, furnish, at the Issuers' expense, to Noteholders and beneficial owners of any Note and prospective purchasers of such Note information satisfying the applicable requirements of subsection (d)(4) of Rule 144A under the Securities Act.

6.03.    Compliance Certificate.

     (a) The Company shall deliver to the Collateral Agent, and the Collateral Agent shall then distribute within two Business Days to each Noteholder, within 90 days after the end of each fiscal year, beginning in 2005 for the fiscal year ended December 31, 2004, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, beginning with the fiscal year ended December 31, 2003, the year-end financial statements delivered pursuant to Section 6.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this
Section 6 or Section 7 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Collateral Agent, and the Collateral Agent shall then distribute within two Business Days to each Noteholder, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     6.04. Information Regarding Collateral. The Company shall not and shall not permit any of its Subsidiaries to effect any change (i) in any Issuer's legal name, (ii) in the location of any Issuer's chief executive office, (iii) in any Issuer's identity or organizational structure, (iv) in any Issuer's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Issuer's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent not less than 15 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent, in each case, to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Issuer agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Issuer also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

     6.05. Maintenance of Properties. Each Issuer shall cause all properties reasonably required in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Issuer may be necessary so that the business carried on in connection therewith may properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the use, operation or maintenance of any of such properties if (i) the Board of Directors of such Issuer determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and (ii) such discontinuance would not result in a Material Adverse Effect and would not be adverse in any material respect to the Noteholders.

     6.06. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders.

     6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Collateral Agent or the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     6.08. Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or similar payment to the direct or indirect holders of the Company's Capital Stock in their capacity as such, other than (i) dividends, payments or distributions payable in Capital Stock (other than Disqualified Stock) of the Company, or (ii) to the Company or any Wholly Owned Restricted Subsidiary; (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company, any Restricted Subsidiary, or any direct or indirect parent of the Company (other than any such Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Notes, except a payment of interest, customary fees and charges or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a)through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the paragraph (a) of Section 6.10 hereof; and

     (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Capital Stock of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Capital Stock (other than any such Capital Stock, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date hereof is (i) sold for cash or otherwise liquidated or repaid for cash or (ii) in the case of Restricted Investments arising from guarantees by the Company or any Restricted Subsidiary, terminated, the lesser of (x) the cash return of capital or the amount of the terminated guarantee with respect to such Restricted Investment (less the cost of disposition, if any) and
(y) the initial amount of such Restricted Investment, plus (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries not to exceed the lesser of (i) the amount of Investments (valued in each case as provided in the definition of "Unrestricted Subsidiary") previously made by the Company or its Restricted Subsidiaries in that Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, and
(ii) the fair market value of the Investments in the Subsidiary as of the date that it is redesignated an Unrestricted Subsidiary; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income; plus (E) $2.5 million.

     So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the payment would have complied with the provisions of this Agreement; (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock of the Company or Indebtedness of the Company or any Guarantor that is subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Capital Stock of the Company (other than any Disqualified Stock); provided, however, that the amount of any of these net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph; (3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company or any Guarantor that is subordinated to the Notes or the Guarantees of such Guarantor, as the case may be, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (4) in the event of an Asset Sale that requires the Company to offer to repurchase Notes pursuant to Section 6.11, the payment, purchase, redemption, defeasance or other acquisition or retirement of Senior Subordinated Notes at a purchase price not greater than 100% of the principal amount thereof plus any accrued and unpaid interest thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Notes pursuant to the provisions of
Section 6.11 and has repurchased all Notes validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Senior Subordinated Notes may not exceed the amount of Net Proceeds remaining after the Company has complied with the terms of Section 6.11(e); provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments; and (5) the redemption, repurchase or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement or any successor arrangement entered into in connection with the reorganization of the Company as a corporation; provided, however, that the successor arrangement is on terms substantially similar to the arrangement so replaced; provided further, however, that the aggregate price paid for all redeemed, repurchased, acquired or retired Capital Stock shall not exceed $1.0 million in any twelve month period.

     The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect to that determination shall be delivered to the Collateral Agent, who shall certify that the valuation was approved by a majority of disinterested directors, if any. Not later than the date of making any Restricted Payment, the Company shall be required to deliver to the Collateral Agent, and the Collateral Agent shall then distribute within two Business Days to each Noteholder, an Officers' Certificate stating that the Restricted Payment was permitted and setting forth the basis upon which the calculations required under this Section 6.08 were computed.

     6.09. Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (1) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (2) make loans or advances to the Company or any of its Restricted Subsidiaries or (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) The provisions of clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Agreement;

     (2) the First Lien Credit Facility as in effect as of the date of this Agreement, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to dividend and other payment restrictions than those contained in the First Lien Credit Facility as in effect on the date of this Agreement;

     (3) this Agreement, the Notes and the Guarantees;

     (4) applicable law;

     (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of the acquisition (except to the extent the Indebtedness was incurred or the Capital Stock authorized and issued in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness or Disqualified Stock, such Indebtedness or Disqualified Stock would have been permitted under Section 6.10 to be incurred or issued by the Company or one of its Restricted Subsidiaries;

     (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in sub-clause (3) of clause (a);

     (8) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

     (9) any agreement for the sale or disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

     (10) Permitted Liens that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens;

     (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     6.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any shares of Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company shall be permitted to incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued at the beginning of that four-quarter period.

     (b) The provisions of clause (a) above shall not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

     (1) the incurrence by the Company and the Guarantors of Indebtedness at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) under the First Lien Credit Facility in an aggregate principal amount not to exceed the greater of: (a) $90.0 million; or (b) the sum of 60% of inventory of the Company and its Restricted Subsidiaries, plus 85% of accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP as of the most recent balance sheet, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any of the Indebtedness referred to in this Section 6.10(b)(1) pursuant to
Section 6.11;

     (2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and any Guarantees issued pursuant to Section 13;

     (3)  any  Existing   Indebtedness   of  the  Company  and  its   Restricted
Subsidiaries and any guarantees of the Existing Indebtedness;

     (4) the incurrence of Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on that Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Capital Stock that results in any of this Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, and any sale or other transfer of that Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of that Indebtedness by the Company or the Restricted Subsidiary, as the case may be;

     (5) the incurrence by the Company or any of its Restricted  Subsidiaries of
(a) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Section 6.10 to be outstanding, (b) foreign exchange contracts or (c) currency swap agreements or other similar agreements or arrangements; provided, however, that the notional amount of any currency swap agreement does not exceed the principal amount of debt to which such currency swap agreement relates;

     (6) the guarantee by the Company or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this Section 6.10;

     (7) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, including, without limitation, Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in an aggregate principal amount (or accreted amount, as applicable) at any time outstanding under this clause (7), including all Permitted Refinancing Indebtedness incurred pursuant to clause (8) below to refund, refinance or replace any Indebtedness incurred pursuant to this clause (7), not to exceed $10.0 million;

     (8) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred by clause (a) of this Section 6.10, or by clauses (2), (3), (5), (6), (7) and (11) of this clause (b);

     (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, the event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

     (10) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, however, that in each such case, the amount thereof is included in Fixed Charges of the Company as accrued;

     (11) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted amount, as applicable) at any time outstanding under this clause, including all Permitted Refinancing Indebtedness incurred pursuant to clause (8) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $15.0 million, solely for the purpose of financing acquisitions of Permitted Businesses; provided, however, that the Fixed Charge Coverage Ratio on a pro forma basis after giving effect to such acquisitions is at least 2.25 to 1; and

     (12) Indebtedness incurred by the Company and/or any Guarantor and held by Trivest (subject to participations) (i) the proceeds of which are used by the Company to make scheduled payments of interest on the Senior Subordinated Notes, and (ii) contains terms no less favorable to the Company and any Guarantor than those that would have been obtained by the Company and any Guarantor in a comparable transaction with an unrelated Person; provided that (a) such Indebtedness shall provide that the payment of interest thereon shall be made only in-kind (and not in cash or other property) for so long as any Notes remain outstanding, (b) such Indebtedness shall be subordinated in right of payment to the Notes pursuant to the terms of an intercreditor agreement in form and substance reasonably satisfactory to the Required Noteholders, (c) shall have affirmative and negative covenants no more onerous or restrictive to the Company and any Guarantor than those set forth in the Senior Subordinated Notes Indenture as in effect on the date of this Agreement and (d) may be secured by a Lien on the Collateral, provided that such Lien shall be junior in priority and subject to the Lien on the Collateral securing the Notes pursuant to the terms of an intercreditor agreement in form and substance reasonably satisfactory to the Required Noteholders ("Senior Subordinated Notes Make-Well Indebtedness").

     (c) For purposes of determining compliance with this Section 6.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clause (b) above or is entitled to be incurred pursuant to the clause (a) above, the Company shall, in its sole discretion, classify or reclassify that item of Indebtedness in any manner that complies with this covenant and the item of Indebtedness shall be treated as having been incurred pursuant to only one of those clauses or pursuant to clause (a) above.

     (d) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or any Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

6.11.    Asset Sales.

     (a) The Company shall not be permitted to, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless: (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Collateral Agent, of the assets or Capital Stock issued or sold or otherwise disposed of; and (2) at least 75% of the consideration therefor received by the Company or the Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (a) any liabilities, as shown on the Company's or the Restricted Subsidiary's most recent balance sheet of the Company or the Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Securities, that are assumed by the transferee of any of those assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or the Restricted Subsidiary from the transferee that are substantially concurrently converted by the Company or the Restricted Subsidiary into cash, to the extent of the cash received, shall be deemed to be cash for purposes of this provision.

     (b) In the case of an Asset Sale of Collateral, the Company or the Subsidiary, as applicable, shall deposit the Net Proceeds therefor in a blocked account and such Net Proceeds will be pledged as collateral to the First Lien Collateral Agent and the Secured Parties, in each case in accordance with the First Lien Credit Facility and the Security Documents as governed by the Intercreditor Agreement.

     (c) Within 60 days following the receipt of any Net Proceeds from an Asset Sale constituting Collateral (other than Securities Collateral, but including the portion of the Net Proceeds of the Asset Sale of all of the Capital Stock of a Restricted Subsidiary in an amount equal to the sum of the fair market value of Receivables of such Restricted Subsidiary and the fair market value of Inventory of such Restricted Subsidiary at the time of such Asset Sale) in an aggregate amount greater than $5.0 million, the Company shall apply all of such Net Proceeds (and not just the amount in excess of $5.0 million):

     (1) first, to repay Indebtedness under the First Lien Credit Facility and to correspondingly reduce commitments thereunder (but only to the extent such commitment reduction is required by the First Lien Credit Facility in the case of revolving borrowings) and to cash collateralize letters of credit required under the First Lien Credit Facility (provided that, upon the release of any such amounts applied to cash collateralize letters of credit to the Company or any Restricted Subsidiary, such amounts shall be treated as Net Proceeds received by the Company or such Restricted Subsidiary on the date of such release and applied in accordance with this Section 6.11); and

     (2) second, to the extent any such Net Proceeds remain after application in accordance with clause (1) above, to make an offer with such remaining Net Proceeds to purchase the maximum amount of Notes that may be purchased with such Net Proceeds at an offer price at a price equal to 101% of the principal amount of the Notes.

     (d) Within 60 days following the receipt of any Net Proceeds from an Asset Sale of Securities Collateral (except as provided in the first parenthetical to clause (c) above (relating to Securities Collateral)) in an aggregate amount greater than $5.0 million, the Company shall apply all of such Net Proceeds (and not just such amount in excess of $5.0 million) to make an offer to purchase the maximum amount of Notes that may be purchased with such Net Proceeds at an offer price at a price equal to 101% of the principal amount of the Notes.

     (e) Within 365 days following the receipt of any Net Proceeds from an Asset Sale not of Collateral, the Company shall be permitted to apply the Net Proceeds, at its option, (1) to repay pari passu Indebtedness (as defined below) and to correspondingly reduce commitments thereunder with respect to repaid pari passu Indebtedness (but only to the extent such commitment reduction is required by such pari passu Indebtedness in the case of revolving borrowings); or (2) to acquire a controlling interest in a Permitted Business; or (3) to make a capital expenditure; or (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     (f) Pending the final application of any Net Proceeds not from an Asset Sale of Collateral, the Company shall be permitted temporarily to reduce Indebtedness under a revolving credit facility, if any, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sale described in clause (e) above that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all holders of Notes and all holders of other Indebtedness that ranks equally with the Notes ("pari passu Indebtedness") containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem the Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date fixed for purchase, and shall be payable in cash.

     (g) If any Net Proceeds of an Asset Sale remain after completion of the applicable offer, the Company shall, subject to the terms of this Agreement and the Security Documents, be permitted to use any remaining Net Proceeds for any purpose not otherwise prohibited by this Agreement, including, but not limited to consummation of an asset sale offer under the Senior Subordinated Notes Indenture.

     (h) If the aggregate principal amount of Notes surrendered by the holders thereof exceeds the amount of Net Proceeds, the Notes shall be purchased pursuant to Section 12.07. The procedure for offers pursuant to this Section
6.11 is set forth in Section 12.07.

     (i) Upon completion of each applicable offer in respect of an Asset Sale, the amount of Net Proceeds includable in any subsequent offer shall be reset at zero.

     6.12. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, (ii) if such Affiliate Transaction or series of related Affiliate Transactions involve aggregate consideration in excess of $3.0 million, such Affiliate Transaction shall be approved by a majority of the disinterested members of the Board of Directors and evidenced in a resolution of such members of the Board of Directors certifying that that the terms of such Affiliate Transaction are at least as favorable to the Company or the relevant Restricted Subsidiary as might reasonably have been obtained in a comparable arm's length transaction with an unaffiliated third party and (iii) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $5.0 million, or is a transaction described in clause (ii) above for which there are no disinterested directors, the Company obtains an opinion from an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction is fair to the Company or the relevant Restricted Subsidiary from a financial point of view or as the valuation.

     The  provisions of the foregoing  paragraph  shall not prohibit or apply to
(1) any employment agreement or employment arrangement, non-competition agreement, confidentiality agreement, stock option agreement or plan, stock ownership agreement or plan or indemnification agreement entered into by the Company or any of its Restricted Subsidiaries with any employee or director in the ordinary course of business and consistent with the past practice of the Company or the Restricted Subsidiary (including the issuance of any securities or other payments, awards or grants in securities pursuant thereto) that is approved by a majority of disinterested directors, if any, or otherwise by a majority of the Board of Directors of the Company; (2) transactions between or among the Company and/or its Restricted Subsidiaries; (3) payment of reasonable directors' fees to persons who are not otherwise Affiliates of the Company; (4) any obligations of the Company pursuant to the Management Agreement as in effect on the date hereof or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as (x) any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date hereof and (y) any such amendment or replacement agreement does not increase the amounts payable thereunder as compared to the Management Agreement as in effect on the date hereof; (5) any Restricted Payment that is permitted by the provisions of Section 6.08; (6)
loans  and  advances  to  employees  of the  Company  or  any of its  Restricted
Subsidiaries in the ordinary course of business and consistent with past practice; provided, however, that loans and advances to employees for the purpose of acquiring Capital Stock of the Company shall not exceed $2.0 million at any one time outstanding; (7) the incurrence of Senior Subordinate Notes Make-Well Indebtedness; provided that the incurrence thereof is in compliance with the terms of this Agreement; (8) any bulk purchasing or insurance arrangements with Trivest, provided that the Company's portion of any such premium or other payments is apportioned reasonably and in good faith; and (9) any payments expressly contemplated to be made by Section 3.12.

     6.13. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom nor to assign or convey any right to receive income therefrom, in each case to secure Indebtedness or trade payables, except Permitted Collateral Liens (in the case of Mortgaged Property) and Permitted Liens (in all other cases).

     6.14. Corporate Existence. Subject to Section 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted
Subsidiaries, taken as a whole, and that the loss thereof is not reasonably expected to be adverse in any material respect to the Noteholders.

6.15.    Offer To Repurchase upon Change of Control.

     (a) If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Noteholder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Noteholder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for repurchase (the "Change of Control Payment").

     (b) Within 30 business days following a Change of Control, the Company shall mail a notice to each Noteholder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth in
Section 12.07 and described in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the repurchase of the Notes as a result of a Change of Control.

     (c) On the Change of Control Payment Date, the Company shall (1) accept for payment all Notes or portions of Notes properly tendered under the Change of Control Offer; (2) pay to each Noteholder an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered by such Noteholders; and (3) deliver or cause to be delivered to the each Noteholder an Officers' Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

     (d) The Change of Control provisions described in this Section 6.15 shall be applicable notwithstanding any other provisions of this Agreement.

     (e) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

     6.16. Payments for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or is paid to all Noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     6.17. Sale and Leaseback Transactions. The Company shall not and shall not permit any of its Restricted Subsidiaries to enter into any Sale and Leaseback Transaction; provided, however, that the Company and any Guarantor may enter a Sale and Leaseback Transaction if, at the time of entering into such Sale and Leaseback Transaction, (a) the Company or such Guarantor could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Fixed Charge Coverage Ratio under
Section 6.10 hereof; and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 6.13 hereof; (b) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers'
Certificate delivered to the Collateral Agent, such Officers' Certificate certifying that such valuation has been approved by a majority of the disinterested members, if any, of the Board of Directors, of the property that is subject of such Sale and Leaseback Transaction; and (c) the Sale and Leaseback Transaction is permitted by, and the net proceeds of such Sale and Leaseback Transaction are applied in compliance with Section 6.11 hereof.

     6.18. Books, Records. The Company and its Subsidiaries shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves).

     6.19. Compliance with Law. The Company shall, and shall cause each of its Subsidiaries, to comply with all Applicable Laws and shall obtain and maintain all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such noncompliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not have a Material Adverse Effect.

     6.20. Additional  Collateral;  Additional  Guarantors.  (a) Subject to this
Section 6.20, with respect to any property acquired after the Closing Time by any Issuer that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, the Company shall promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Collateral Agent or the Required Noteholders shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent or the Required Noteholders and otherwise meeting the applicable conditions set forth in Section 3.17 and 6.23 hereof. The Company shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Collateral Agent or the Required Noteholders shall reasonably require
(consistent with the closing conditions hereof) to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

     (b) With respect to any person that is or becomes a Subsidiary after the Closing Time, the Company shall promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Issuer together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Issuer and (ii) cause such new Subsidiary (A) to execute and deliver to the Noteholders Guarantees of the Notes in the form of Exhibit B hereto and a Supplemental Agreement substantially in the form of
Exhibit K hereto pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes on the terms set forth in such Supplemental Agreement, and a joinder agreement to the applicable Security Document, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders, and (B) to take all actions necessary or advisable in the opinion of the Collateral Agent or the Required Noteholders to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent or the Required Noteholders. Notwithstanding the foregoing, (1) the Capital Stock required to be delivered to the Collateral Agent pursuant to clause (i) of this Section 6.20(b) shall not include any Capital Stock of a Foreign Subsidiary created or acquired after the Closing Time and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 6.20(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under
Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Collateral Agent or the Required Noteholders; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Capital Stock not constituting Voting Stock of any such Subsidiary, except that any such Capital Stock constituting 'stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 6.20(b).

     (c) The Company shall promptly grant to the Collateral Agent, within 75 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Issuer as is acquired by such Issuer after the Closing Time and that, together with any improvements thereon, individually has a fair market value of at least $250,000, and (ii) unless the Collateral Agent or the Required Noteholders otherwise consent, each leased Real Property of such Issuer which lease individually has a fair market value of at least $1.0 million, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.13). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent or the Required Noteholders and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Within 75 days of the acquisition thereof, such Issuer shall otherwise take such actions and execute and/or deliver to the Collateral Agent or the Required Noteholders such documents as the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders in respect of such Mortgage) and otherwise satisfy the conditions of Section 6.23 with respect to such after-acquired Real Property.

     (d) Notwithstanding anything the foregoing, no Unrestricted Subsidiary of the Company shall be required to Guarantee the Notes provided that such Unrestricted Subsidiary does not at such time guarantee or otherwise provide any credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     6.21. Security Interests; Further Assurances. The Company shall promptly, upon the reasonable request of the Collateral Agent or the Required Noteholders, at the Company's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Collateral Agent or the Required Noteholders reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Collateral Agent or the Required Noteholders of any power, right, privilege or remedy pursuant to any Basic Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Collateral Agent or the Required Noteholders may require. If the Collateral Agent or the Required Noteholders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Issuer constituting Collateral, the Company shall provide to the Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Collateral Agent or the Required Noteholders.

     6.22. Amendments or Waivers of Certain Documents. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly or otherwise change (or waive) any subordination provision (or any definition related to subordinated provision) of any Subordinated Debt Document.

6.23.    Certain Post-Closing Matters.

     (a) Real Property Requirements. The Issuers shall deliver to the Collateral Agent within 75 days of the date hereof, unless such date is extended by the Collateral Agent or the Required Noteholders, acting reasonably:

     (i) a second priority Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Issuer that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged
Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders;

     (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed reasonably necessary by the Collateral Agent or the Required Noteholders in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property; provided, however, that, with respect to any of the same relating to leasehold Mortgaged Property only, the Issuers shall have satisfied the requirement in this clause (ii) if, after having used commercially reasonable efforts as determined in the reasonable judgment of the Collateral Agent or the Required Noteholders, they are unable to obtain such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments;

     (iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid second mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 6.23(a), which policy (or such marked-up commitment) (each, a "Title Policy") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent or the Required Noteholders (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions reasonably acceptable to the Collateral Agent;

     (iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

     (v) evidence reasonably acceptable to the Collateral Agent or the Required Noteholders of payment by the Company of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

     (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which the Company or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to the Collateral Agent or the Required Noteholders;

     (vii) with respect to each Mortgaged Property, the Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

     (viii) Surveys with respect to each Mortgaged Property; and

     (ix) with respect to each location set forth on Schedule 3.17(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement shall be required with respect to any Real Property that could not be obtained after the Issuer that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so; and

     (x) the opinions of the various local counsel identified on Schedule 3.04 covering the enforceability of the Mortgages and such other matters as the Collateral Agent or the Required Noteholders may reasonably require.

     (b) Foreign Capital Stock Pledge. Within 75 days of the date hereof, unless such date is extended by the Collateral Agent or the Required Noteholders, acting reasonably, the Company or the applicable Issuer shall deliver to the Collateral Agent favorable written Opinion of Counsel relating to the perfection of the pledge of Capital Stock of Maquilados Technicos S.A. de C.V., execute a security agreement compatible with the laws of Mexico and any stock pledge agreement and/or any other documentation or instruments executed or prepared in connection therewith, such Opinion of Counsel, documentation or instruments being in form and substance reasonably satisfactory to the Collateral Agent or the Required Noteholders.

     (c) Additional Patents. The applicable Issuer shall terminate or cause to be terminated within 75 days of the date hereof any Lien which is not a Permitted Collateral Lien, if any, encumbering the intellectual property listed on Schedule 6.23(c) hereto.

     (d) Insurance. The Collateral Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
17.11 and the applicable provisions of the Basic Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Required Noteholders, which policies shall be delivered, (i) in the case of a loss payable endorsement, within 10 calendar days of the date hereof, or (ii) in the case of a mortgagee endorsement, within 75 days of the date hereof or contemporaneously with the delivery of the Mortgages pursuant to this Section 6.23.

     (e) Deposit Accounts. The Collateral Agent shall have received within 15 days of the date hereof unless such date is extended by the Collateral Agent or the Required Noteholders all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all chattel paper, all instruments, all deposit accounts and all Investment Property of each Issuer (to the extent required by Section 17).

SECTION 7.

                                   SUCCESSORS


     7.01. Merger, Consolidation, or Sale of Assets. The Company shall not consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the Successor Company assumes all the obligations of the Company under the Notes and this Agreement pursuant to a supplemental agreement to this Agreement in form and substance reasonably satisfactory to the Required Noteholders and a joinder agreement to the security agreement in a form reasonably satisfactory to the Collateral Agent or the Required Noteholders, (c) immediately after such transaction, no Default or Event of Default exists and
(d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Successor Company shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 6.10(a) hereof.

     7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section
7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 7.01 hereof.

SECTION 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


     8.01. Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section 8.

     8.02.  Legal  Defeasance and Discharge.  Upon the Company's  exercise under
Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Agreement, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Noteholders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, on such Notes when such payments are due; (b) the Company's obligations with respect to such Notes under Section 10 hereof, and
(c) this Section 8. Subject to compliance with this Section 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

     8.03. Covenant Defeasance. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 6.02, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 and 6.17, hereof, and the operation of Section 7.01(d) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Noteholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 11.01 hereof, but, except as specified above, the remainder of this Agreement and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 11.01(c) through 11.01(g) hereof shall not constitute Events of Default.

     8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant
Defeasance:

     (a) the Company must irrevocably deposit in a trust, for the benefit of the Noteholders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Noteholders and the Collateral Agent an Opinion of Counsel in the United States reasonably acceptable to the Noteholders confirming that
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Agreement, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Noteholders and the Collateral Agent an Opinion of Counsel in the United States reasonably acceptable to the Required Noteholders confirming that the Noteholders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall occur under Sections 11.01(i) or 11.01(j) hereof at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Agreement) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (f) the Company shall have delivered to each Noteholder an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Collateral Agent and each Noteholder an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Noteholders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

     (h) the Company shall have delivered to each Noteholder and the Collateral Agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     8.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with a qualifying trustee reasonably acceptable to the Required Noteholders
(collectively  for purposes of this Section  8.05,  the  "Trustee")  pursuant to
Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or as the Trustee may determine, to the Noteholders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders of the outstanding Notes.

     Anything in this Section 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     8.06. Repayment to Company. Any money deposited with the Trustee in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Noteholder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     8.07. Reinstatement. If the Trustee is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee.

SECTION 9.

                  PROVISIONS RELATING TO RESALES OF Securities


     9.01. No Integration. Each Issuer agrees that it shall not and (to the extent within its control) it shall cause its Affiliates not to make any offer or sale of securities of any class of such Issuer if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise with respect to the Notes.

SECTION 10.

                                    THE NOTES


     10.01. Form and Execution. The Notes shall be in the form of Exhibit A hereto. The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     10.02. Terms of the Notes. The terms of the Notes shall be as set forth in Exhibit A. Without limiting the foregoing:

     (a) Stated Maturity. The Stated Maturity of the principal of the Notes shall be as provided in Exhibit A.

     (b) Interest. The Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A.

     10.03. Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2.5 million (or such lesser amount as may be requested at the Closing Time by any Purchaser) and any integral multiples of $1,000 in excess of $2.5 million, provided that any transfer other than any transfer (x) by any Purchaser to one or more Affiliates or (y) by any Purchaser within five (5) Business Days after the Closing Time) shall, when taken together with any simultaneous transfer by one or more Purchasers or subsequent Noteholders, be in a minimum aggregate denomination of $2.5 million; provided, further, that each such minimun demonination set forth in this Section shall be decreased by the pro rata portion of any repayments of Notes.

     10.04. Form of Legend for the Notes. Unless otherwise permitted by Section 10.07, every Note issued and delivered hereunder shall bear a legend in substantially the following form:

     THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AND SECURITY AGREEMENT, DATED AS OF MARCH 31, 2004 (THE "PURCHASE AGREEMENT"), AMONG BROWN JORDAN INTERNATIONAL, INC. (THE "COMPANY"), WLFI HOLDINGS, INC., AS PARENT, THE GUARANTORS NAMED THEREIN, THE BANK OF NEW YORK, AS COLLATERAL AGENT, AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

     Each Note shall also bear an original issue discount legend that satisfies the requirements of Section 1275(c) of the Code and Treasury Regulation T167 1275.3.

     10.05. Payments and Computations. All payments of interest on the Notes shall be paid by the Paying Agent to the Persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the 'Regular Record Date") and all payments of principal on the Notes shall be paid by the Paying Agent to the Persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Principal on any Note shall be payable only against surrender therefor, while payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company and the Paying Agent no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder notifies the Company and the Paying Agent, in writing, of a different wire instruction or that such Noteholder no longer is the registered owner of such Note or Notes.

10.06.   Registration; Registration of Transfer and Exchange.

     (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Notes. The name and address of the holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder and forward a copy of the updated Security Register to the Collateral Agent. There shall be no more than one Noteholder for each Note, including all beneficial interests therein. The Company shall provide the Collateral Agent with a copy of the Security Register promptly following each Regular Record Date and at such other times as the Collateral Agent may reasonably request.

     (b) Registration of Transfer. Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

     (c) Exchange. At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Noteholder making the exchange is entitled to receive.

     (d) Effect of Registration of Transfer or Exchange. All Notes issued upon any registration of transfer of exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

     (e) Requirements; Charges. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Noteholder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 7.02 not involving any transfer.

     (f) Certain Limitations. If the Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.01 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     10.07. Transfer Restrictions. Subject to the provisions of this Section 10.07, any Note may be transferred or assigned, in whole or in part, by the Noteholder of such Note at any time, and from time to time, provided such transfer is in compliance with applicable securities laws. Each transferee or assignee of any Note acknowledges that the Note has not been registered under the Securities Act and may be transferred or assigned only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. With respect to any transfer or assignment of a Note, or any portion thereof, that shall occur, such Noteholder shall, if required by the Company, request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company, it being expressly understood that an opinion of the in-house counsel of such Noteholder shall be deemed acceptable by the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Noteholder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Noteholder shall be entitled to transfer such Note (or portion thereof), subject to any other provisions and limitations contained in this Agreement or such Note. All instruments of transfer shall be medallion guaranteed.

     10.08. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by then to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     10.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, any Issuer and any agent of the Company or any Issuer may treat the Person in whose name such Note is registered on the Security Register as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company, any Issuer nor any agent of the Company or any Issuer shall be affected by notice to the contrary.

     The Collateral Agent shall be entitled to conclusively rely for all purposes under this Agreement and the other Transaction Documents upon the contents of the copy of the Security Register last received by it pursuant to
Section 10.06(a) hereof.

     10.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

     10.11. Paying Agent. The Collateral Agent shall maintain an office or agency where the Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

     10.12. Deposit of Money. On each Interest Payment Date at Maturity, any Redemption Date, or any Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date. An installment of principal, premium or interest shall be considered paid on the date it is due if the Paying Agent shall have received, for the benefit of the Noteholders, on or prior to 10:00 a.m. New York City time, that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Noteholders.

SECTION 11.

                                EVENTS OF DEFAULT


     11.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each, an "Event of Default"):

     (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of thirty (30) calendar days;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity;

     (c) the Company or any of its Restricted Subsidiaries fails to comply for 30 days with any of the provisions of Section 6.08, 6.10, 6.11 or 6.15 hereof;

     (d) the Company or any of its Restricted Subsidiaries, for 30 days after notice to the Company by the Noteholders of at least 25% in aggregate principal amount of the then outstanding Notes fails to comply with any of its other agreements or covenants in this Agreement, the Notes or any other Basic Document;

     (e) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of any Issuer or by any officer of any Issuer in respect of any Basic Document or in any statement or certificate at any time given by or on behalf of any Issuer or by any officer of any Issuer in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

     (f) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether the Indebtedness or guarantee now exists or is created after the date hereof, which default; (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided for on the date of the default (a "Payment Default") or (ii) results in the acceleration of the Indebtedness prior to its scheduled maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (g) failure by the Company or any of its Significant Subsidiaries, or a group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

     (h) any Guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; provided, however, that this clause (h) shall apply only to a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken together, would constitute a Significant Subsidiary;

     (i) the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

     (1) commences a voluntary case,

     (2) consents to the entry of an order for relief against it in an involuntary case,

     (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

     (4) makes a general assignment for the benefit of its creditors, or

     (5) generally is not paying its debts as they become due;

     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (1)  is  for  relief  against  the  Company  or  any  of  its   Significant
Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

     (2) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

     (3) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days;

     (k) any agent under the First Lien Credit Facility or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the First Lien Credit Facility, or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure; or

     (l) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, the Securities Collateral and a second priority security interest on all other Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by the Company or any other Issuer not to be, a valid, perfected, first or second priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby.

     11.02. Remedies. If an Event of Default (other than an Event of Default specified in Section 11.01(i) or 11.01(j)) occurs and is continuing, then and in every such case the Noteholders of 33 1/3% or more in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under Section 11.01(f) shall have occurred and prior to any acceleration under this Section 11.02 such Payment Default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 11.01(i) or 11.01(j) occurs and is continuing, the principal amount of and any accrued interest on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable. Notwithstanding the foregoing, if any Event of Default specified in Section 11.01(a) or 11.01(b) occurs and is continuing, any Noteholder may declare such Noteholder's Notes due and payable immediately.

     If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to optionally redeem the Notes pursuant to Paragraph 3 of the Notes, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by Applicable Law, anything in the Agreement or in the Notes to the contrary notwithstanding, provided that if such Event of Default occurs when the Notes are not redeemable by the Company, the premium shall be 3% of the principal of the Notes.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Noteholders, by written notice to the Company, may rescind and annul such declaration and its consequences.

     Subject to the Intercreditor Agreement, upon the occurrence of any Event of Default, the Collateral Agent shall have the right, at the direction of the Required Noteholders, to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Collateral Agent may, at the direction of the Required Noteholders, enter any Issuers premises or other premises without legal process and without incurring liability to any Issuer therefor, and the Collateral Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Collateral Agent may deem advisable and the Collateral Agent may require the Issuers to make the Collateral available to the Collateral Agent at a convenient place. With or without having the Collateral at the time or place of sale, the Collateral Agent may, at the direction of the Required Noteholders, sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Collateral Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give the Issuers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Issuers at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale the Collateral Agent or any Noteholder may bid for and become the purchaser, and the Collateral Agent, any Noteholder or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Issuer. The Collateral Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, the Collateral Agent is granted permission to use all of each Issuer's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

     11.03. Waiver of Past Defaults. The Required Noteholders may on behalf of the holders of all the Notes waive any past default hereunder and its consequences, except a default:

     (a) in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

     (b) in respect of a covenant or provision hereof which under Section 18.04 cannot be modified or amended without the consent of the holder of each outstanding Note affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 12.

                                   REDEMPTION


     12.01. Right of Redemption. The Notes may be redeemed at the election of the Company at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest to the Redemption Date) specified in the Form of Note attached as Exhibit A hereto.

     12.02. Partial Redemptions. In case the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

     12.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

     (a) the Redemption Date,

     (b) the Redemption Price,

     (c) if less than all the outstanding Notes are to be redeemed, the portion of each Note to be redeemed,

     (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

     (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

     12.04. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on all the Notes which are to be redeemed on that date.

     12.05. Notes Payable on Redemption Date. If notice of redemption shall have been given as provided above, the Notes so to be redeemed shall, on the
Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

     12.06. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     12.07.  Offer to Purchase.  In the event that,  pursuant to Section 6.11 or
6.15 hereof, the Company shall be required to commence an offer to all Noteholders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

     The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than 5:00 pm on the Business Day of the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 6.11 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Noteholders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of an Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Noteholders. The notice shall contain all instructions and materials necessary to enable such Noteholders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Noteholders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

     (a) that the Repurchase Offer is being made pursuant to this Section 12.07 and Section 6.11 or 6.15 hereof and the length of time the Repurchase Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest, after the Purchase Date;

     (e) that Noteholders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Noteholders electing to have a Note purchased pursuant to any Repurchase Sale Offer shall be required to surrender the Note, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice at least three days before the Purchase Date;

     (g) that Noteholders shall be entitled to withdraw their election if the Company, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Note the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Noteholders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Noteholders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to each Noteholder and the Collateral Agent an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 12.07. The Company shall promptly (but in any case not later than 5:00 pm on the day of the Purchase Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder and accepted by the Company for purchase, and the Company shall promptly issue a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Noteholder thereof.

     Other than as specifically provided in this Section 12.07, any purchase pursuant to this Section 12.07 shall be made pursuant to the provisions of Sections 12.01 through 12.06 hereof.

SECTION 13.

                                   GUARANTEES


     13.01. Guarantees. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees, to each Noteholder of a Note executed and delivered by the Company, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

     If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in
Section 11 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in Section 11, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

     13.02. Execution and Delivery of Guarantees. To evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Agreement and a Guarantee in the form of Exhibit B hereto shall be executed on behalf of such Guarantor by its President or one of its Officers and, to the extent not a party to this Agreement on the date hereof, each Guarantor shall execute and deliver to the Noteholders a Guarantee in the form of Exhibit B hereto and a supplemental agreement substantially in the form of Exhibit K hereto, pursuant to which such Person shall become a Guarantor under this Section 13 and shall guarantee the obligations of the Company under this Agreement and the Notes. Concurrently with the execution and delivery of such Guarantee and such supplemental agreement, such Guarantor shall deliver to the Noteholders an opinion of counsel reasonably acceptable to the Purchasers that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor's Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     If an officer whose signature is on this Agreement or on a Guarantee no longer holds that office at the time the Company executes and delivers the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantors. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     13.03. Guarantors May Consolidate, Etc. on Certain Terms. No Guarantor may consolidate with or merge, consolidate or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) except in accordance with Section 7.02 and unless, subject to the provisions of Section 13.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Agreement pursuant to a Supplemental Agreement, in the form of Exhibit K hereto.

     In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental agreement, executed and delivered to the Noteholders and satisfactory in form to the Required Noteholders, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Section 8 hereof, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

     13.04. Releases of Guarantees. In the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (ii) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 8.04 hereof. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Agreement as provided in this Section 13.

     13.05. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Notes, each Noteholder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Section 13 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 14.

                          EXPENSES, INDEMNIFICATION AND
                          CONTRIBUTION, AND TERMINATION


     14.01. Expenses. The Issuers will pay all costs and reasonable expenses (including reasonable attorneys' and accountants' fees and disbursements (subject to the limitations set forth in clause (a)and (b) below)) incurred by the Purchasers or any Noteholder in connection with the Basic Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Basic Documents or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a)the Purchasers' reasonable out-of-pocket expenses in connection with the Purchasers' examinations and appraisals of the Issuers' properties, books and records and the preparation, negotiation, execution and delivery of the Basic Documents, provided, however, that the Issuers will not have any obligation to pay such out-of-pocket expenses for more than one legal counsel selected by the Required Noteholders under this clause (a), (b) the costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Basic Documents or the Securities following the occurrence or during the continuance of a Default or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Basic Documents or the Securities, or by reason of being a holder of any Securities,
(c) the costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby, by the other Basic Documents or by the Securities, and (d) the fees and expenses of the Collateral Agent. The Issuers will pay, and will save the Purchasers, in their capacity as Purchasers, and each other holder of a Security harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions.

14.02.   Indemnification.

     (a) Indemnification by the Issuers. Each Issuer, jointly and severally, agrees to indemnify and hold harmless (i) each Purchaser, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and (iii) the respective officers, directors, managing directors, stockholders, partners, employees, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any inaccuracy in any of the representations and warranties of the Issuers contained herein, (ii) upon any failure of any Issuer to perform its obligations hereunder or under Applicable Law, or (iii) upon any change in the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries during the period from the Reference Date to the Closing Time, inclusive, that, individually or in the aggregate, has had or would have a Material Adverse Effect that has not been disclosed in writing or was not known to the Purchasers, and will reimburse each such Purchaser Indemnified Person for any legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. The indemnity agreement set forth in this Section 14.02(a)shall be in addition to any liabilities that the Issuers may otherwise have.

     (b) Notifications and Other Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Person of notice of the commencement of any action, such Purchaser Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 14.02(a), notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Purchaser Indemnified Person otherwise than under Section 14.02(a), or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Purchaser Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Purchaser
Indemnified Person (who shall not, except with the consent of the Purchaser Indemnified Person, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Purchaser Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Purchaser Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Purchaser Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Purchaser Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Indemnified Person unless (i)the Purchaser Indemnified Person shall have been advised by counsel in writing that representation of the Purchaser Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Purchaser Indemnified Person,
(ii) the indemnifying party shall have authorized in writing the employment of counsel for the Purchaser Indemnified Person at the expense of the indemnifying party or (iii)the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Purchaser Indemnified Person; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Purchaser Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Purchaser Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Purchaser Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Purchaser Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Purchaser Indemnified Person. For the avoidance of doubt, no Purchaser Indemnified Person shall be entitled to indemnification protection hereunder to the extent such loss, claim, damage or liability is resultant from such person's gross negligence, willful misconduct or malfeasance.

     14.03. Contribution. If the indemnification provided for in Section 14.02 is unavailable to or insufficient to hold harmless a Purchaser Indemnified Person under paragraph (a)or (b) of Section 14.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Purchaser Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) incurred for reasons other than such Purchaser Indemnified Person's gross negligence or willful misconduct in such proportion as is appropriate to reflect the (i)relative benefits received by the Issuers on the one hand and the Purchasers on the other hand from the issuance and sale of the Notes; or (ii)if the allocation provided in clause (i)is not permitted by applicable law, in such proportion as is appropriate to reflect not only the related benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the Purchaser Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other hand in connection with the sale of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total fees received by the Purchasers, bear to the aggregate initial sale price of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Purchaser Indemnified Person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 14.03 were determined by pro rata allocation (even if the Purchaser Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 14.03. The amount paid or payable by a Purchaser Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 14.03 shall be deemed to include any legal or other expenses reasonably incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The obligations of the Issuers under this Section 14.03 shall be in addition to any liability which the Issuers and the respective Purchasers may otherwise have.

     14.04. Survival. The obligations of the Issuers under this Section 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

     14.05. Termination. (a) The Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i)if there has been, since the time of execution of this Agreement or since the Reference Date, any material adverse change in the business, management, operations, affairs, condition (financial or otherwise) assets, property, prospects or results of operations of the Issuers considered as one enterprise, whether or not arising in the ordinary course of business, or (ii)if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (iii)if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv)if a banking moratorium has been declared by either Federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section 14.05, such termination shall be without liability of any party to any other party except as provided in Section 14.01 hereof, and provided further that Sections 14.01, 14.02, 14.03, 14.04, 18.08 and 18.11 shall survive such termination and remain in full force and effect.

SECTION 15.

                                   [RESERVED]


SECTION 16.

                              THE COLLATERAL AGENT


     16.01. Appointment. Each Noteholder, by its acceptance of the Notes, hereby irrevocably designates and appoints the Collateral Agent as an agent of such Noteholder under this Agreement and the other Basic Documents. Each Noteholder irrevocably authorizes, by its acceptance to the Notes, the Collateral Agent, in such capacity, through its agents, attorneys, or employees, to take such actions on its behalf under the provisions of this Agreement and the other Basic Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Basic Documents, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such upon the express conditions contained in this Section 16. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Basic Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Basic Documents, or any fiduciary relationship with any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The provisions of this Section 16 are solely for the benefit of the Collateral Agent and the Noteholders, and neither the Company nor any of its Subsidiaries shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as the agent of the Noteholders and the Collateral Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

     16.02. Agent in Its Individual Capacity. The Collateral Agent hereunder shall have the same rights and powers in its capacity as a Noteholder if it acquired a Note or Notes as any other Noteholder and may exercise the same as though it were not a Collateral Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not Collateral Agent hereunder.

     16.03. Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Basic Documents (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Noteholders for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Basic Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Basic Document or for any failure of the Company, any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Notwithstanding any provision of this Agreement or of any other Basic Document regarding or concerning any document, evidence or action to be requested, directed or required or deemed necessary, advisable or desirable by, or to be satisfactory or acceptable to, the Collateral Agent, the Collateral Agent shall not be (x) under any obligation to any Noteholder or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Basic Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries, (y) responsible to any Noteholder or any other Person for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any other Basic Document, any written or oral statement or any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished to or made by the Collateral Agent to the Noteholders or by or on behalf of the Company, any of its Subsidiaries or any other Person to the Collateral Agent or any Noteholder, or for any representations, warranties, recitals or statements made herein or therein, or (z) required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loan or of the existence or possible existence of any Default or Event of Default.

     The Collateral Agent shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable fees of counsel (collectively, "Losses"), resulting from its action or inaction in connection with this Agreement or any other Transaction Document, except for those Losses arising out of the Collateral Agent's gross negligence or willful misconduct. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential damages, or lost profits or loss of business, arising under or in connection its serving as Collateral Agent.

     No provision of this Agreement or any other Transaction Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it.

     Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to inquire into, and shall not be liable for the validity or enforceability of any Collateral received by the Collateral Agent hereunder or the due authority of any Person to act on behalf of an Issuer or Purchaser.

     The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Transaction Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, terrorism, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, acts of civil or military authority, or governmental, judicial or regulatory actions; provided however, that the Collateral Agent shall use its best efforts to resume performance as promptly as practicable under the circumstances.

     16.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely conclusively upon, and shall not incur any liability for so relying upon, any note, resolution, notice, request, direction, instruction, certificate, consent, statement, instrument, document, affidavit, letter, cablegram, facsimile, telex, teletype message or other writing believed by it to be genuine and to have been signed or sent by a proper person. The Collateral Agent also may conclusively rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Basic Document unless they shall first receive such advice or concurrence of the Required Noteholders as they deem appropriate or they shall first be indemnified to their satisfaction by the Noteholders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. As between the Collateral Agent and the Noteholders, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Basic Documents in accordance with a request of the Required Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholders.

     16.05. Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Basic Document by or through agents or attorneys-in-fact and shall be entitled to advice of experts, advisors and counsel concerning all matters pertaining to such duties (including, but not limited to, insurance claim advisors under Section 17.11(a)and real estate counsel under Section 6.20(c) and 6.23 hereof), at the expense of the Company under Section 16.13, the Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 16.03. The rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified, (i)are extended to, and shall be enforceable by, each agent, attorney-in-fact, custodian and other Person employed by the Collateral Agent to act hereunder and (ii)shall apply with full force and effect in respect of each other agreement and document executed and delivered by the Collateral Agent, including but not limited to each other Security Document.

     16.06. Successor Collateral Agent. A Collateral Agent may resign as Collateral Agent upon 20 days' notice to the Noteholders and the Company. Upon the resignation of a Collateral Agent, the Required Noteholders shall appoint a successor Collateral Agent which is a bank or a trust company for the Noteholders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the resigning Collateral Agent, and the term "Collateral Agent" shall include such successor Collateral Agent effective upon its appointment, and the resigning Collateral Agent's rights, powers and duties as a Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. Such successor Collateral Agent shall assume in writing the obligations of such retiring Collateral Agent hereunder. If the Required Noteholders have not designated a successor Collateral Agent within 60 days of such resignation, the Collateral Agent may petition a court of competent jurisdiction to appoint a successor Collateral Agent, the cost of which proceeding shall be borne by the Company. Any corporation into which the
Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent is a party, or any state or national bank or trust company in any manner succeeding to all or substantially all of the corporate trust business of the Collateral Agent shall automatically succeed to all of the rights and obligations of the Collateral Agent hereunder without any document so providing or further action on the part of any of the parties hereto. After the resignation of a Collateral Agent hereunder, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

     16.07. Non-Reliance on the Collateral Agent and Other Noteholders. Each Noteholder by its acceptance of its Note(s) expressly acknowledges that neither the Collateral Agent nor any of their respective officers, directors, employees, the agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Noteholder. Each Noteholder by its acceptance of its Note(s)
represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Noteholder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loan hereunder and enter into this Agreement. Each Noteholder also represents by its acceptance of its Notes that it will, independently and without reliance upon the Collateral Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. Except as otherwise set forth in this Agreement, the Collateral Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Collateral Agent or any of their officers, directors, employees, the agents, attorneys-in-fact or Affiliates.

     16.08. Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has actually received notice from a Noteholder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give prompt notice thereof to the Noteholders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Noteholders; provided that, as between the Collateral Agent and the Noteholders unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Noteholders (other than take actions not in accordance with Section 11.02).

     16.09. Indemnification. The Issuers, jointly and severally, and the Noteholders, ratably according to their respective principal amount of Notes owned on the date on which indemnification is sought under this Section 16.09 (or, if indemnification is sought after the date upon which all Notes shall have been redeemed and Obligations shall have been paid in full, ratably in accordance with such outstanding Notes as in effect immediately prior to such date), agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company or the Subsidiary Guarantors and without limiting the obligation of the Company or the Subsidiary Guarantors to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Notes and Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of its acceptance of its appointments and performance under the Notes, this Agreement, any of the other Basic Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Noteholder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. If any indemnity furnished to the Collateral Agent for any purpose shall, in the reasonable opinion of the Collateral Agent or the Required Noteholders, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 16.09 shall survive the payment of the Loan and all other amounts payable hereunder, and the resignation or removal of the Collateral Agent.

16.10.   Concerning the Collateral and the Security Documents.

     (a) Each Noteholder by its acceptance of its Note(s) authorizes and directs The Bank of New York to act as Collateral Agent and to enter into the Security Documents relating to the Collateral for the benefit of the Noteholders and the other secured parties. Each Noteholder by its acceptance of its Notes agrees that any action taken by the Collateral Agent or the Required Noteholders (or, where required by the express terms, hereof, a different proportion of the Noteholders) in accordance with the provisions hereof or the other Basic Documents or Security Documents, and the exercise by the Collateral Agent or the Required Noteholders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Noteholders. Without limiting the generality of the foregoing, the Collateral Agent, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Noteholders with respect to all payments and collections arising in connection herewith and with the Security Documents relating to the Collateral; (ii) execute and deliver each Security Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries; (iii) act as the Collateral Agent for the Noteholders for purposes stated therein to the extent such action is provided for under the Security Documents, provided, however, the Collateral Agent herein appoints, authorizes and directs each Noteholder to act as collateral sub-agent for the Collateral Agent and the Noteholders for purposes of the perfection of all security interests and Liens with respect to the Company's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Noteholder; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Security Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Security Document or Basic Document, exercise all remedies given to the Collateral Agent or the Noteholders with respect to the Collateral under the Security Documents relating thereto, applicable law or otherwise.

     (b) The Noteholders by their acceptance of their Notes direct the Collateral Agent to release, upon transfer of Collateral permitted by, or otherwise in accordance with, the terms hereof, any Lien held by the Collateral Agent under the Security Documents; provided, however, that (y) the Collateral Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon all interests retained by the Company and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall, to the extent set forth in the Basic Documents and the Security Documents, continue to constitute part of the Collateral.

     Each of the Noteholders by their acceptance of their Notes directs the Collateral Agent to (i)execute and deliver or file or cause to be delivered or filed such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this Section 16.10 promptly upon the effectiveness of any such release and (ii) enter into the Intercreditor Agreement, other Security Documents and other agreements contemplated or permitted herein.

     (c) The Collateral Agent shall not have any obligation whatsoever to any Noteholder or to any other Person to assure that the Collateral exists or is owned by the Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in any of the Basic Documents or the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interests in the Collateral as one of the Noteholders and that neither shall the Collateral Agent shall have any duty or liability whatsoever to any Noteholder, except as expressly provided herein.

     Each Noteholder by its acceptance of its Notes instructs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and such amendments or modifications thereto consistent herewith and as the Collateral Agent or the Required Noteholders reasonably determine to be necessary to subordinate the Liens granted by the Company and the Restricted
Subsidiaries in the Collateral in favor of the Collateral Agent and the Noteholders to the Liens granted pursuant to the First Lien Credit Facility to secure the First Lien Obligations.

     (d) Each Noteholder by its acceptance of its Notes hereby (i) instructs the Collateral Agent to enter into the Intercreditor Agreement and (ii) authorizes the Collateral Agent to enter into amendments and restatements of the Intercreditor Agreement and the Security Documents to the extent permitted by the Intercreditor Agreement and the Basic Documents.

     16.11. Exercise of Rights. Notwithstanding anything to the contrary herein,
(i) the Collateral Agent shall have no obligation to exercise any rights granted to the Collateral Agent in this Agreement unless it is directed to do so by the Required Noteholders in writing, (ii) the Collateral Agent shall have no obligation to seek such directions from the Required Noteholders and (iii) each reference in this Agreement to the Collateral Agent's rights shall create no duty on the part of the Collateral Agent. In the event the Collateral Agent fails or refuses to exercise any discretion or provide any consent under this Agreement, such discretion or consent may be exercised by the Required Noteholders and in such event the Required Noteholders will be bound by the obligations and undertakings of the Tranche B Agent under the Intercreditor Agreement.

     16.12. No Liability for Clean-up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent's action may cause the Collateral Agent to be considered an "owner or operator" under the provisions of CERCLA, or otherwise cause the Collateral Agent to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right to, instead of taking such action, either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent shall not be liable to the Issuers, the Noteholders or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent's actions and conduct as authorized, empowered and directed hereunder or under any of the other Basic Documents relating to the discharge, release or threatened release of hazardous materials into the environment.

     16.13 Collateral Agent Fee. The Collateral Agent shall be entitled to receive and the Company agrees to pay to the Collateral Agent such compensation as may be agreed upon from time to time between the Collateral Agent and the Company and for the Collateral Agent's reasonable out-of-pocket expenses actually incurred which are a normal incident of the services provided hereunder, provided that the Company receives evidence reasonably satisfactory to it of such expenses.

SECTION 17.

              COLLATERAL: GENERAL TERMS; GRANT OF SECURITY INTEREST


     17.01. Security Interest in the Pledged Collateral. To secure the prompt payment and performance to the Collateral Agent and each Noteholder of the Obligations, each Issuer hereby assigns, pledges and grants to the Collateral Agent for its benefit and the ratable benefit of the Noteholders a continuing security interest in and to all of its Pledged Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, subject to no liens other than Permitted Collateral Liens. Each Issuer shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Collateral Agent's security interest and shall cause its financial statements to reflect such security interest.

17.02.   Perfection of Security Interest.

     (a) Each Issuer shall take all action that may be necessary or desirable, or that the Collateral Agent or the Required Noteholders may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral or to enable the Collateral Agent to protect, exercise or enforce its rights hereunder and in the Pledged Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Collateral Liens, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to the Collateral Agent (to the extent required pursuant to Section 17.01), endorsed or accompanied by valid instruments of assignment, and stamping or marking any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Pledged Collateral with an appropriate reference to the fact that the Collateral Agent has a security interest therein, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to the Required Noteholders, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Required Noteholders, relating to the creation, validity, perfection, maintenance or continuation of the Collateral Agent's security interest in the Pledged Collateral (whether now owned or hereafter created or acquired) under the UCC or other applicable law; provided, that, prior to the Discharge of the First Lien Obligations, the requirements for delivery of Pledged Collateral under this Section 17.02(a)shall be deemed to have been satisfied by delivery of such Pledged Collateral to the First Lien Collateral Agent.

     (b) The Collateral Agent may (without any duty on the part of the Collateral Agent to do so) at any time and from time to time file or cause to be filed, without the signature of any Issuer in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Pledged Collateral as "all assets" of the applicable Issuer and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Issuer agrees to furnish any such information to the Collateral Agent promptly upon request.

     (c) Each Issuer shall, at any time and from time to time, take such steps as the Collateral Agent or the Required Noteholders may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Required Noteholders, of any bailee having possession of any of the Pledged Collateral, stating that the bailee holds such Pledged Collateral for the Collateral Agent, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts, securities accounts, commodity accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Pledged Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Required Noteholders (subject to the rights of the First Lien Collateral Agent), and (iii) otherwise to insure the continued perfection and priority of the Collateral Agent's security interest in any of the Pledged Collateral for the benefit of the Noteholders and of its rights therein. If any Issuer shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $500,000, such Issuer shall promptly notify the Collateral Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, such Issuer shall be deemed to thereby grant to the Collateral Agent for the benefit of the Noteholders (and each Issuer hereby grants to the Collateral Agent, for the benefit of each Noteholder) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement; provided, however, that Issuers shall not be required to notify the Collateral Agent with respect to commercial tort claims in existence at the Closing Time of less than $1,000,000 until thirty
(30) days after the Closing Time.

     (d) Each Issuer hereby confirms and ratifies all UCC financing statements naming the Collateral Agent as secured party with respect to such Issuer on or prior to the date of this Agreement.

     (e) All reasonable charges, expenses and fees the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Issuers and added to the Obligations, and shall be paid by the Company to the Collateral Agent immediately upon demand.

     (f) To the extent effective under applicable law, each Issuer hereby further authorizes the Collateral Agent (without any duty on the part of the Collateral Agent to do so) to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, short form security agreements, or other documents in form and substance acceptable to the Required Noteholders for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Issuer hereunder, without the signature of such Issuer, and naming such Issuer, as debtor, and the Collateral Agent, as secured party.

     17.03. Disposition of Pledged Collateral. Each Issuer will safeguard and protect all Pledged Collateral for the Collateral Agent's general account and make no disposition thereof whether by sale, lease or otherwise except the sale of Inventory in the ordinary course of business and as otherwise may be permitted by this Agreement.

     17.04. Preservation of Pledged Collateral. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.02, the Collateral Agent at the direction of the Required Noteholders: (a)may at any time take such steps as the Collateral Agent deems necessary to protect the Collateral Agent's interest in and to preserve the Pledged Collateral, including the hiring of such security guards or the placing of other security protection measures as the Collateral Agent may deem appropriate; (b) may employ and maintain at any Issuer's premises a custodian who shall have full authority to do all acts necessary to protect the Collateral Agent's interests in the Pledged Collateral; (c) may lease warehouse facilities to which the Collateral Agent may move all or part of the Pledged Collateral; (d) may use any Issuer's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Pledged Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Pledged Collateral is located, and may proceed over and through any Issuer's owned or leased property. Following the occurrence and during the continuance of a Default or an Event of Default, each Issuer shall cooperate fully with all of the Collateral Agent's efforts to preserve the Pledged Collateral and will take such actions to preserve the Pledged Collateral as the Required Noteholders may reasonably direct. Following the occurrence and during the continuance of an Event of Default, all of the Collateral Agent's expenses of preserving the Pledged Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Issuers and added to the Obligations, and shall be paid by the Company to the Collateral Agent immediately upon demand.

     17.05. Ownership of Pledged Collateral. With respect to the Pledged Collateral, at the time the Pledged Collateral becomes subject to the Collateral Agent's security interest: (a)each Issuer shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a second priority (first priority, in the case of Securities Collateral) security interest in each and every item of its respective Pledged Collateral to the Collateral Agent; and, except for Permitted Collateral Liens the Pledged Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Issuer or delivered to the Collateral Agent or any Noteholder in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Issuer that appear on such documents and agreements shall be genuine and each Issuer shall have full capacity to execute same; and (d) each Issuer's Equipment and Inventory shall be located as set forth on Schedule 17.05 or (to the extent that a Default or Event of Default would not result therefrom) at any other location within the continental United States as the Company shall have given Collateral Agent fifteen (15) days prior written notice, and shall not be removed from such location(s) (but can be moved to and from such locations) without the prior written consent of the Required Noteholders except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted hereby.

     17.06. Defense of the Collateral Agent's and Noteholders' Interests.  Until
(a)payment and performance in full of all of the Obligations, provided, that, prior to the Discharge of the First Lien Obligations, the requirements for delivery of Pledged Collateral under this Section 17.06 shall be deemed to have been satisfied by delivery of such Pledged Collateral to the First Lien Collateral Agent and (b) the irrevocable termination of this Agreement, the Collateral Agent's interests in the Pledged Collateral shall continue in full force and effect. Each Issuer shall defend the Collateral Agent's interests in the Pledged Collateral against any and all Persons whatsoever, other than with respect to Permitted Collateral Liens. At any time following and during the continuance of a Default or Event of Default, the Collateral Agent shall have the right, at the direction of the Required Noteholders, to take possession of the indicia of the Pledged Collateral and the Pledged Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Collateral Agent exercises this right to take possession of the Pledged Collateral, Issuers shall, upon demand, assemble it in the best manner possible and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent. In addition, with respect to all Pledged Collateral, the Collateral Agent and Noteholders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. At any time following and during the continuance of a Default or Event of Default, each Issuer shall, and the Collateral Agent may, at the direction of the Required Noteholders, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Collateral Agent holds a security interest to deliver same to the Collateral Agent and/or subject to the Collateral Agent's order and if they shall come into any Issuer's possession, they, and each of them, shall be held by such Issuer in trust as the Collateral Agent's trustee, and such Issuer will immediately deliver them to the Collateral Agent in their original form together with any necessary endorsement.

17.07.   [Reserved].

17.08.   [Reserved].

17.09.   [Reserved].

17.10.   [Reserved].

17.11.   Insurance.

     (a) Each Issuer shall bear the full risk of any loss of any nature whatsoever with respect to the Pledged Collateral. At each Issuer's own cost and expense, in such amounts as is customary in the case of companies engaged in business similar to such Issuer's with carriers reasonably acceptable to the Required Noteholders, each Issuer shall (a)keep all its insurable properties and properties in which each Issuer has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Issuer's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Issuer insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Issuer either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others in such amounts as is customary in the case of companies engaged in businesses similar to such Issuer's; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Issuer is engaged in business; and (e) furnish the Collateral Agent with (i) copies of all policies and evidence of renewal thereof at least thirty (30) days prior to the applicable expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Required Noteholders, naming the Collateral Agent as an additional insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a)and (c) above, and providing (A) that all proceeds thereunder shall be payable to the Collateral Agent (subject to the rights of the First Lien Collateral Agent), (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Collateral Agent. In the event of any loss thereunder, the carriers named therein hereby are directed, subject to the Intercreditor Agreement, by the Collateral Agent and the applicable Issuer to make payment for such loss to the Collateral Agent and not to such Issuer and the Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Issuer and the Collateral Agent jointly, the Collateral Agent may endorse such Issuer's name thereon and do such other things as the Collateral Agent may deem advisable to reduce the same to cash. Subject to the Intercreditor Agreement, the Collateral Agent is hereby authorized (without any duty on the part of the Collateral Agent to do so) to adjust and compromise claims under insurance coverage referred to in clauses (a)and (c) above. All loss recoveries received by the Collateral Agent upon any such insurance may be applied, subject to the Intercreditor Agreement, to the Obligations, in such order as the Collateral Agent in its sole discretion shall determine.

     (b) Anything in Section 17.11(a)to the contrary notwithstanding, and provided that no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall remit, subject to the Intercreditor Agreement, to Issuers insurance proceeds received by the Collateral Agent during any calendar year under insurance policies procured and maintained by Issuers which insure Issuers' insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such calendar year or $100,000 per occurrence. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to remit the insurance proceeds to the Issuers (x) if the failure to apply such net proceeds to the Obligations shall result in an obligation on the part of the applicable Issuer to apply such net proceeds to any other Indebtedness and (y) unless the Issuers shall provide the Collateral Agent with evidence reasonably satisfactory to the Required Noteholders that the insurance proceeds will be used by the Issuers within ninety (90) days of such Issuer's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss, and if the Collateral Agent does not remit such proceeds, then such proceeds shall be applied to the Obligations in such order as provided herein.

     (c) Notwithstanding anything to the contrary herein, prior to the Discharge of the First Lien Obligations, the requirements for payment of insurance proceeds under this Section 17.11 shall be deemed to have been satisfied by delivery of such proceeds to the First Lien Collateral Agent.

     17.12. Failure to Pay Insurance. If any Issuer fails to obtain insurance as hereinabove provided, or to keep the same in force, the Collateral Agent, if the Required Noteholders so elect but without duplication of the rights of the First Lien Collateral Agent, may obtain such insurance and pay the premium therefor for the Issuers and such expenses so paid shall be part of the Obligations and shall be paid to the Collateral Agent by the Company immediately upon demand.

     17.13. Payment of Taxes. Each Issuer will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Issuer or any of the Pledged Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes; provided, however, that no Issuer shall be required to pay any taxes, assessments or Charges to the extent that they are less than $250,000 in the aggregate for all Noteholders or to the extent that such Issuer has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to protect Collateral Agent's security interest in or Lien on the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Issuer and the Collateral Agent or any Noteholder which the Collateral Agent or any Noteholder may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Collateral Agent's or the Required Noteholders' opinion, may possibly create a valid Lien on the Pledged Collateral, the Collateral Agent may (without any duty on the part of the Collateral Agent to do so) without notice to Issuers pay the taxes, assessments or other Charges and each Issuer hereby indemnifies and holds the Collateral Agent and each Noteholder harmless in respect thereof. The Collateral Agent will not pay any taxes, assessments or Charges to the extent that any Issuer has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Collateral Agent to protect the Collateral Agent's security interest in or Lien on the Pledged Collateral. The amount of any payment by the Collateral Agent under this Section 17.13 shall be charged to the Issuers and added to the Obligations and shall be paid to the Collateral Agent immediately upon demand.

17.14.   [Reserved].
17.15.   Receivables.

     (a) Locations of Issuer. Each Issuer's chief executive office is located at the addresses set forth on Schedule 17.15(c).

     (b) Collection of Receivables. After the Discharge of the First Lien Obligations, and until any Issuer's authority to do so is terminated by the Collateral Agent (which notice the Collateral Agent may, at the direction of the Required Noteholders, give at any time following the occurrence and during the continuance of an Event of Default or a Default), each Issuer will, at such Issuer's sole cost and expense, but on the Collateral Agent's behalf and for the Collateral Agent's account, collect as the Collateral Agent's property and in trust for the Collateral Agent all amounts received on Receivables, and shall not commingle such collections with any Issuer's funds or use the same except to pay Obligations. After the Discharge of the First Lien Obligations, each Issuer shall, upon request, deliver to the Collateral Agent, or deposit in the Collateral Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

     (c) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default or a Default, the Collateral Agent shall, at the direction of the Required Noteholders, have the right to send notice of the assignment of, and the Collateral Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Pledged Collateral. Thereafter, after the Discharge of the First Lien Obligations, the Collateral Agent shall have the sole right to collect the Receivables, take possession of the Pledged Collateral, or both. The Collateral Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be charged to the Issuers and added to the Obligations, and shall be paid to the Collateral Agent immediately upon demand.

     (d) Power of the Collateral Agent to Act on Issuers' Behalf. After the Discharge of the First Lien Obligations, the Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Collateral Agent or any Issuer any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Issuer hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Issuer hereby designates, subject to the Intercreditor Agreement, the Collateral Agent or the Collateral Agent's designee as such Issuer's attorney with power (x) at any time upon the occurrence and during the continuance of a Default or Event of Default at the direction of the Required Noteholders (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Issuers' rights and remedies with respect to the collection of the Receivables and any other Pledged Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables;
(v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Issuer's name on a proof of claim in bankruptcy or similar document against any Customer; (vii) to prepare, file and sign such Issuer's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(viii) to endorse such Issuer's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ix) to send verifications of Receivables to any Customer; (x) to sign such Issuer's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Required Noteholders to preserve, protect, or perfect the Collateral Agent's interest in the Collateral and to file same; and (xi) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Collateral Agent shall have the right at any time following the occurrence and during the continuance of a Default or Event of Default, to change the address for delivery of mail addressed to any Issuer to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to any Issuer.

     (e) No Liability. Neither the Collateral Agent nor any Noteholder shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for Collateral Agent's or such Noteholder's gross negligence or willful misconduct. Subject to the Intercreditor Agreement, following the occurrence and during the continuance of a Default or Event of Default the Collateral Agent may, at the direction of the Required Noteholders, without notice to or consent from any Issuer, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Collateral Agent is authorized and empowered, at the direction of the Required Noteholders, to accept following the occurrence and during the continuance of a Default or Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Issuer, all without discharging or in any way affecting any Issuer's liability hereunder.

     (f) Establishment of a Lockbox Account, Dominion Account. After the Discharge of the First Lien Obligations, all proceeds of Collateral shall, at the direction of the Collateral Agent, following the direction of the Required Noteholders, (subject to the rights of the First Lien Collateral Agent), be deposited by Issuers into a lockbox account, dominion account or such other blocked account (collectively, the "Collateral Accounts") as the Collateral Agent may require pursuant to an arrangement with such bank as may be selected by Issuers and be acceptable to the Required Holders. Issuers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to the Collateral Agent, either to any account maintained by the Collateral Agent at said bank or by wire transfer to appropriate account(s) of the Collateral Agent. All funds deposited in the Collateral Account shall immediately become the property of the Collateral Agent and Issuers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither the Collateral Agent nor any Noteholder assumes any responsibility for any Collateral Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, the Collateral Agent may establish depository accounts (collectively, the "Depository Accounts") in the name of the Collateral Agent at a bank or banks for the deposit of such funds and Issuers shall deposit all proceeds of Pledged Collateral or cause same to be deposited, in kind, in such Depository Accounts of the Collateral Agent in lieu of depositing same to the Collateral Accounts.

     17.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Issuer, it has been and will be produced by such Issuer in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

17.17.   [Reserved].

     17.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute the Collateral Agent or any Noteholder as any Issuer's agent for any purpose whatsoever, nor shall the Collateral Agent or any Noteholder be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Pledged Collateral wherever the same may be located and regardless of the cause thereof. Neither the Collateral Agent nor any Noteholder, whether by anything herein or in any assignment or otherwise, assume any of Issuer's obligations under any contract or agreement assigned to the Collateral Agent or such Noteholder, and neither the Collateral Agent nor any Noteholder shall be responsible in any way for the performance by Issuer of any of the terms and conditions thereof.

     17.19. Financing Statements. Except as respects the financing statements naming the Collateral Agent as secured party, any Financing Statements evidencing Permitted Collateral Liens and the financing statements described on
Schedule 1.01(b), no financing statement covering any of the Pledged Collateral or any proceeds thereof is on file in any public office. Subsequent to the Closing Time financing statements covering any of the Pledged Collateral or any proceeds thereof may be filed only with respect to Permitted Collateral Liens.

     17.20. After-Acquired Intellectual Property. If any Issuer shall, at any time before the Obligations have been paid in full (other than contingent indemnification obligations which, pursuant to the provisions of this Agreement or the other Security Documents, survive the termination thereof), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 17.20 with respect to such Issuer shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Issuer shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses
(i) and (ii) of the immediately preceding sentence of this Section 17.20 by execution and filing of any instruments or statements as shall be reasonably necessary to preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property Collateral. Further, each Issuer authorizes the Collateral Agent to file or cause to be filed short form security agreements that include any Intellectual Property Collateral acquired or arising after the date hereof of such Issuer.

     17.21. Intercreditor Agreement. All of the rights and remedies granted to the Collateral Agent and the Noteholders pursuant to this Section 17 shall be subject to the terms of the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The provisions of this Section
17.21 are solely for the benefit of the Collateral Agent, the Noteholders, the First Lien Collateral Agent and the lenders under the First Lien Credit Facility (each of the foregoing, a "Creditor") and shall not give any Issuer, its successors or assigns or any other person any rights vis-a-vis any Creditor.

SECTION 18.

                                  MISCELLANEOUS


     18.01. Notices. Except as otherwise expressly provided herein, all notices, instructions, directions, requests, consents and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

     (i) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, attention: John Papachristos, Esq., Tel.: (212) 701-3000, Fax: (212) 269-5420,
or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

     (ii) if to any other Noteholder, to such Noteholder at the address of such Noteholder appearing in the Security Register or such other address as such other holder shall have specified to the Company in writing;

     (iii) if to an Issuer, to the Company at 1801 N. Andrews Avenue, Pompano Beach, FL 33069, attention: Mr. John Frederick, Tel.: (954) 960-1165, Fax:
(954)960-1849, and c/o Trivest Partners, L.P., 2665 South Bayshore Drive, Suite 800, Miami, FL 33133, attention: David Gershman, Esq., Tel.: (305) 858-2200,
Fax: (305)858-1629, with a copy to Akerman Senterfitt & Eidson, P.A., One Southeast Third Avenue, Suite 2700, Miami, FL 33131, attention: William Arnhols, Esq., Tel.: (305)374-5700, Fax: (305)374-5095 or at such other address as the Company shall have specified to the holder of each Note in writing; or

     (iv) if to the Collateral Agent, to The Bank of New York at 101 Barclay Street, Floor 8-East, New York, NY 10286, attention: CDO Unit, Tel.:
(212)815-2458, Fax: (212)815-5705 or at such other address as the Collateral Agent shall have specified to the Company in writing.

     18.02. Benefit of Agreement; Assignments and Participations. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security) whether so expressed or not; provided, however, that the Issuers may not assign or transfer any of their rights or obligations without the prior written consent of the other parties hereto and each such holder.

     Nothing in this Agreement or in the Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.

     18.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Noteholder in exercising any right, power or privilege hereunder or under the Securities and no course of dealing between any Issuer and any other party or Noteholder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Noteholders would otherwise have. No notice to or demand on any Issuer in any case shall entitle any Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Noteholders to any other or further action in any circumstances without notice or demand.

     18.04. Amendments, Waivers and Consents(a). Subject to Section 3.6 of the Intercreditor Agreement, this Agreement may be amended and the observance of any term hereof may be waived, including the waiver of the right to accelerate without curing all existing default (either retroactively or prospectively) with (and only with) the written consent of the Issuers and the Required Noteholders (or, if prior to the Closing Time, Purchasers who have agreed to purchase a majority in aggregate principal amount of the Notes); provided, however, that no such amendment or waiver may, without the prior written consent of the Noteholder of each Note then outstanding and affected thereby (or each Purchaser if prior to the Closing Time) (i) subject any Noteholder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest on any Note, (iii) postpone the date fixed for any payment of principal of (or premium, if any) or interest on any Note, (iv) change the percentage of the aggregate principal amount of the Notes the holders of which shall be required to consent or take any other action under this Section 18.04 or any other provision of this Agreement, (v) release any Guarantor from its Guarantee other than in accordance with the terms of this Agreement, (vi) adversely affect the ranking of the Notes or (vii) release all or substantially all of the Collateral; and provided, further, that without the consent of the Collateral Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 16 as the same applies to such Collateral Agent or any other provision of this Agreement as it relates to the rights or obligations of the Collateral Agent. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.

     18.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     18.06. Reproduction. This Agreement, the other Transaction Documents and all documents relating, hereto and thereto, including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing Time (except the Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each Issuer agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18.06 shall not prohibit any Issuer, any other party hereto or any Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     18.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18.08.   Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS AGREEMENT, THE NOTES AND THE GUARANTEES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     (b) If any action, proceeding or litigation shall be brought by any Purchaser or any Noteholder in order to enforce any right or remedy under this Agreement or any of the Securities, the Issuers hereby consent and will submit, and will cause each of their Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Issuers hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Issuers further agree that they shall not, and shall cause their Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Transaction Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

     (c) The Issuers hereby irrevocably designate CT Corporation System at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Issuers to receive, for and on behalf of the Issuers, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, on the Securities or any of the other Basic Documents. It is understood that a copy of such process served on the Collateral Agent will be promptly forwarded by mail to the applicable Issuers at its address set forth opposite its signature below, but the failure of the applicable Issuers to have received such copy shall not affect in any way the service of such process. The Issuers and the Purchasers further irrevocably consent to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.

     (d) Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers in any other jurisdiction. If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

     (e) ALL PARTIES HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

     18.09. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     18.10. Entirety. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

     18.11. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the Issuers herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities and the payment of principal of the Notes and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder that is Affiliated with the Purchasers. All statements contained in any certificate delivered by or on behalf of any Issuers pursuant to this Agreement shall be deemed representations and warranties of the Issuers under this Agreement.

     18.12. Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

18.13.   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.




                    BROWN JORDAN INTERNATIONAL, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    PARENT:

                    WLFI HOLDINGS, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    GUARANTORS:

                    BJ MEXICO IV, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    BJ MEXICO V, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    BJCLW HOLDINGS, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO




                    BJI EMPLOYEES SERVICES, INC.




                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    BJIP, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    BROWN JORDAN COMPANY


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    CASUAL LIVING WORLDWIDE, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    CHARTER FURNITURE CORPORATION


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    LODGING BY LIBERTY, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    LOEWENSTEIN, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    POMPEII FURNITURE CO., INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    SOUTHERN WOOD PRODUCTS, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    TEXACRAFT, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    TROPIC CRAFT, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    WABASH VALLEY MANUFACTURING, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    WINSTON FURNITURE COMPANY OF ALABAMA, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    WINSTON PROPERTIES, INC.


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO



                    THE WOODSMITHS COMPANY


                    By:   /s/ Vincent A. Tortorici, Jr.
                          Name: Vincent A. Tortorici, Jr.
                          Title: CFO

                    COLLATERAL AGENT:

                    THE BANK OF NEW YORK, not in its
                        individual capacity but solely as Collateral Agent


                    By:   /s/ Christina Chang
                          Name: Christina Chang
                          Title: Vice President

                    PURCHASERS:

                    Alpha u.s. sub fund ii llc

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    B&W MASTER TOBACCO RETIREMENT TRUST

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    DELPHI FINANCIAL GROUP

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner:

                    eugenia ii investment holdings, ltd.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    goldenTree capital SOLUTIONS offshore fund

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    goldentree capital solutions fund

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE HIGH YIELD MASTER FUND, LTD.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner:

                    GOLDENTREE HIGH YIELD MASTER FUND II, LTD.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    STICHTING PENSIOENFONDS HOOGOVENS

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    houston municipal employees pension system

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    THE MUNICIPAL FIRE AND POLICE RETIREMENT SYSTEM OF IOWA

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE LOAN OPPORTUNITIES I, LIMITED

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE LOAN OPPORTUNITIES II, LIMITED

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.p.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner

                    GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                          Title: Partner:

                    RELIANCE STANDARD LIFE INSURANCE COMPANY

                    By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                    By:   /s/ Thomas H. Shandell
                          Name: Thomas H. Shandell
                    Title: Partner

                          SAFETY NATIONAL CASUALTY CORPORATION

                          By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                          By:   /s/ Thomas H. Shandell
                                Name: Thomas H. Shandell
                                Title: Partner

                          SAFETY NATIONAL CASUALTY CORPORATION

                          By:   GOLDENTREE ASSET MANAGEMENT, L.P.

                          By:   /s/ Thomas H. Shandell
                                Name: Thomas H. Shandell
                                Title: Partner

                      Continental casualty company


                      By:   /s/ Marilou R. McGirr
                            Name: Marilou R. McGirr
                            Title: Vice President and Assistant Treasurer

                         DEUTSCHE BANK AG LONDON


                         By:   /s/ Nicholas Brumm________________
                               Name:  Nicholas Brumm
                               Title: Authorized Signatory


                         By:   /s/ Kevin McGoey__________________
                               Kevin McGoey
                               Authorized Signatory
                       sun america life insurance company
                       BY: aig gLOBAL iNVESTMENT CORP.
                       AS iNVESTMENT ADVISOR

                       By:   /s/ Steven S. Oh_________
                             Name: Steven S. Oh
                             Title: Managing Director
                   the variable annuity life insurance company
                   By: AIG global investment corp., it's investment advisor

                   By:   /s/ Steven S. Oh__________
                           Name: Steven S. Oh
                         Title: Managing Director
                   aig annuity life insurance company By: AIG global investment corp., it's investment advisor

                   By:   /s/ Steven S. Oh
                           Name: Steven S. Oh
                         Title: Managing Director
                            gsc pARTNERS GEMINI FUND, LIMITED


                            By:   /s/ Seth Katzenstein
                                  Name: Seth Katzenstein
                                  Title: Vice President



                            GSC PARTNERS CDo FUND III, LIMITED


                            By:   /s/ Seth Katzenstein
                                  Name: Seth Katzenstein
                                  Title: Vice President

                                       A-8
EXHIBIT A


                                 [FORM OF NOTE]


     THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AND SECURITY AGREEMENT, DATED AS OF MARCH 31, 2004 (THE "PURCHASE AGREEMENT"), AMONG Brown Jordan International, Inc. (THE "COMPANY"), WLFI HOLDINGS, INC., AS PARENT, THE GUARANTORS NAMED THEREIN, THE BANK OF NEW YORK, AS COLLATERAL AGENT (THE "COLLATERAL AGENT"), AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY. THE ISSUERS OBLIGATIONS TO THE NOTEHOLDERS ARE SUBJECT TO AN INTERCREDITOR AGREEMENT WITH THE FIRST LIEN COLLATERAL AGENT (AS DEFINED IN THE PURCHASE AGREEMENT).

                      SENIOR SECURED NOTES DUE MAY 1, 2007

No.  ~~~~~~~~~~~~~~~~~~  $

     Brown Jordan International, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the 'Company", which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to [~~~~~~~~~~~~~~~~~~~~~~], or registered assigns, the principal sum of [~~~~~~~~~~~~~~~~] Dollars on May 1, 2007 (the "Stated Maturity").

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                       BROWN JORDAN INTERNATIONAL, INC.
[Seal]


                       By:   __________________________________________________
                             Name:
                             Title:

                                             [Form of Reverse of Note]

     1. General. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured Notes due May 1, 2007 (herein called the "Notes"), limited in aggregate principal amount to the sum of $135,000,000 issued pursuant to the Purchase and Security Agreement, dated as of March 31, 2004 (herein called the "Purchase Agreement"), among the Company, WLFI Holdings, Inc., as Parent, the Guarantors named therein, The Bank of New York, as Collateral Agent, and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company and the Paying Agent no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company and the Paying Agent or such Noteholder no longer is the registered owner of this Note. On each Interest Payment Date, at Maturity, any Redemption Date or any Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date. An installment of principal, premium or interest shall be considered paid on the date it is due if the Paying Agent shall have received, for the benefit of the Noteholders, on or prior to 10:00 a.m. New York City time, that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Noteholders.

     2. Interest. The Company promises to pay interest on the principal amount of this Note from the date of issuance of this Note at a rate per annum, reset quarterly, equal to LIBOR plus 9.00%, as determined by the Company (the "Calculation Agent").

     For purposes of this Section 2, the following terms shall have the meanings indicated below:

     "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include June 29, 2004.

     "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

     "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     "Representative Amount" means U.S.$1,000,000.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or any successor service or such other page as may replace Page 3750 on that service or any successor service).

     The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     The Calculation Agent will, upon the request of any Noteholder, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Noteholders.

     The Company will pay interest quarterly in arrears on each March 31, June 30, September 30 and December 31 and at Stated Maturity (each, an "Interest Payment Date"), commencing on June 30, 2004.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate of 1% in excess if the rate of interest borne by this Note (without regard to any applicable grace periods) to the extent lawful.

     All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid by the Paying Agent to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

     Interest on this Note shall be computed on the basis of a 360-day year and twelve 30-day months.

     Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Purchase Agreement.

     3. Optional Redemption. (a)~The Company may redeem, at its option, the Notes, in whole at any time or in part from time to time from and after March 31, 2005 at the applicable Redemption Price as set forth below.

                                 Period:                     Redemption Price:
              March 31, 2005 - March 31, 2006                      103.00%
              April 1, 2006 - September 30, 2006                   101.00%
              October 1, 2006 and thereafter                       100.00%

     (b) Notwithstanding the foregoing, the Company may, at its option, elect on one occasion occurring on or prior to 60 days following the completion of the Company's audit for the fiscal year ended December~31, 2004 (but in any event no later than June 30, 2005) if no Default or Event of Default shall have occurred and be continuing at such time and if the report of the Company's independent auditors in respect of the 2004 fiscal year is an "unqualified" (to the extent it relates to the accuracy of the financial information used in the calculation of Excess Cash Flow) audit report, redeem at a redemption price of 100% of the principal amount thereof plus accrued interest a principal amount of Notes not to exceed the lesser of (a)~5% of the original principal amount of the Notes issued under the Purchase Agreement and (b) the amount of Excess Cash Flow for the 2004 fiscal year.

     4. Procedures for Redemption. If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Noteholder.

     The Notes do not have the benefit of any sinking fund obligations.

     In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

     6. Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement. Upon payment of (i) the principal so declared due and payable and any overdue installment of interest,
(ii) any overdue principal and premium payable upon redemption or repurchase of this Note, and (iii) as provided on the face hereof, interest on any overdue principal of, and any premium and interest on this Note (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of, and interest on, this Note shall terminate.

     7. Offers to Purchase Notes. The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of certain security issuances or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement.

     8. Amendments, Modifications and Waivers. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement at any time by the Company with the consent of the Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     9. Registration of Transfer. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by (in each case with signatures medallion guaranteed), the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor the Collateral Agent shall be affected by notice to the contrary.

     10. Miscellaneous. All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Purchase Agreement.

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 6.11 or 6.15 of the Agreement, check the box:



     If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 6.11 or 6.15 of the Agreement, state the portion of such amount: $_______________.


Dated:                    Your Signature:  ___________________________________
                          (Sign exactly as name appears on the other side of
                          this Note)
Signature Guarantee:      _________________________________________________
                          (Signature must be guaranteed by a financial
                           institution that is member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP")or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange
                           Act of 1934, as amended.)

EXHIBIT B


                                FORM OF GUARANTEE


     THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE PURCHASE AND SECURITY AGREEMENT, DATED AS OF MARCH 31, 2004, AMONG BROWN JORDAN INTERNATIONAL, INC. (THE "COMPANY"), WLFI HOLDINGS, INC., AS PARENT, THE GUARANTORS NAMED THEREIN, THE BANK OF NEW YORK, AS COLLATERAL AGENT, AND THE PURCHASERS NAMED THEREIN (THE "PURCHASE AGREEMENT") ARE EXPRESSLY SET FORTH IN SECTION 13 OF THE PURCHASE AGREEMENT, AND REFERENCE IS HEREBY MADE TO SUCH PURCHASE AGREEMENT FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE PURCHASE AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION~13, ARE INCORPORATED HEREIN BY REFERENCE.

     Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Purchase Agreement, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 13 of the Purchase Agreement, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Purchase Agreement.

     If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 of the Purchase Agreement for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and
(b) in the event of any declaration of acceleration of such obligations as provided in Section 11 of the Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

     Each Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee and Section 13 of the Purchase Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Section 13 of the Purchase Agreement, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Purchase Agreement until full and final payment of all of the Company's obligations under the Notes and the Purchase Agreement and shall inure to the benefit of the Noteholders and their successors and assigns and, in the event of any transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Section 13 of the Purchase Agreement. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of Section 13.04 of the Purchase Agreement shall be released of its obligations hereunder.

     THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Capitalized terms used herein have the same meanings given in the Purchase Agreement unless otherwise indicated.


                                                     [GUARANTOR]


                  By:   ____________________________________________________
                        Name:
                        Title:


                                                        C-1
                                                                                                          EXHIBIT C


                                          FORM OF INTERCREDITOR AGREEMENT






                                                        D-1
                                                                                                          EXHIBIT D


                                         FORM OF LANDLORD ACCESS AGREEMENT




                                                        E-1
                                                                                                          EXHIBIT E


                                          FORM OF STOCK PLEDGE AGREEMENT




                                                        F-1
                                                                                                          EXHIBIT F


                                           FORM OF OFFICERS' CERTIFICATE





                                                        G-1
                                                                                                          EXHIBIT G


                                          FORM OF SECRETARY'S CERTIFICATE





                                                        H-1
                                                                                                          EXHIBIT H


                                      FORM OF FINANCIAL CONDITION CERTIFICATE




                                                        I-1
                                                                                                          EXHIBIT I


                               FORM OF OPINION OF AKERMAN SENTERFITT & EIDSON, P.A.





                                                        J-1
                                                                                                          EXHIBIT J


                                  FORM OF OPINION OF CAHILL GORDON & REINDEL llp




                                                        K-1
                                                                                                          EXHIBIT K


                                          FORM OF SUPPLEMENTAL AGREEMENT


     SUPPLEMENTAL  AGREEMENT  (this  "Supplemental  Agreement"),   dated  as  of
[~~~~~~~~~~~~~~~],  by and between  ~~~~~~~~~~~~~~~~~~  (the "New Guarantor")
and Brown Jordan International, Inc. (the "Company").

                              W I T N E S S E T H :

     WHEREAS, the Company, the Guarantors named therein and the Purchasers named therein have each heretofore executed and delivered to each other a Purchase and Security Agreement (the "Purchase Agreement"), dated as of March 31, 2004, providing for the issuance and sale by the Company to the Purchasers of an aggregate principal amount of $135,000,000 of Senior Secured Notes (the
"Notes"); and

     WHEREAS, Section 13.02 of the Purchase Agreement provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Noteholders a supplemental agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New
Guarantor covenants and agrees for the equal and ratable benefit of the Noteholders as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Section 13 of the Purchase Agreement and to be bound by all other applicable provisions of the Purchase Agreement,

     3. INTENDED THIRD PARTY BENEFICIARIES. The Noteholders from time to time of the Notes are intended third party beneficiaries of this Supplemental Agreement and the terms and provisions of this Supplemental Agreement may not be amended, modified exceptions provided for in the Purchase Agreement.

     4. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto.

     6.  GOVERNING  LAW.  THIS  SUPPLEMENTAL  AGREEMENT  SHALL BE CONSTRUED  AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,
THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW  PRINCIPLES OF THE LAW
OF THE STATE OF NEW YORK THAT WOULD  REQUIRE  THE  APPLICATION  OF THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



               [NEW GUARANTOR]


               By:   ____________________________________________________
                     Name:
                     Title:





                                                        L-1
                                                                                                          EXHIBIT L


                                         FORM OF COLLATERAL QUESTIONNAIRE


